Exhibit 10.4

Execution Version

SECTION I

FORM OF AGREEMENT

CONTRACT No. OCEANIC/FPSO/14/002/1

SUBJECT:	CONTRACT OF PROVISION OF OPERATIONAL AND MAINTENANCE SERVICES FOR FPSO ARMADA PERDANA IN THE OYO FIELD DEVELOPMENT

The CONTRACT OF PROVISION OF OPERATIONAL AND MAINTENANCE SERVICES (the “O&M CONTRACT”) is made and entered into on this     Day of                     2014, but effective as of the 1st Day of January 2014, by and between the following PARTIES designated as “COMPANY” and “CONTRACTOR”:

COMPANY: Oceanic Consultants Nigeria Limited, a corporation existing under the laws of Nigeria and having its principal place of business at Plot 1649, Olosa Street, Victoria Island, Lagos – Nigeria.

1.1.1	CONTRACTOR: Bumi Armada (Singapore) Pte. Ltd. A corporation existing under the laws of Singapore and having its principal place of business at 78, Shenton Way, #26-02A Singapore 079120, Singapore.

WHEREAS, CONTRACTOR had entered into the NAE O&M CONTRACT (as defined in Section II of the O&M CONTRACT) and the operational and maintenance services for the FPSO had been supplied by CONTRACTOR to Nigeria Agip Exploration Limited during the term of the NAE O&M CONTRACT, and now that COMPANY has chartered the FPSO, CONTRACTOR desires to redirect the operational and maintenance services for the FPSO to COMPANY, and COMPANY wishes to continue to contract for operational and maintenance services for the FPSO in the OYO FIELD by entering into this O&M CONTRACT directly with the CONTRACTOR on the terms and conditions as more particularly described in the O&M CONTRACT; and

WHEREAS, CONTRACTOR represents it possesses all requisites necessary to perform the obligations under the O&M CONTRACT diligently and in accordance with current standards and practices of the industry and subject to the provisions of the O&M CONTRACT.

NOW THEREFORE, in consideration of mutual covenants and agreements hereinafter provided, it is hereby agreed as follows:

ART. 1 – WORDS AND EXPRESSIONS

In this Form of Agreement words and expressions have the same meanings as are respectively assigned to them in Section II of the O&M CONTRACT.

ART. 2 – O&M CONTRACT DOCUMENT

The provisions contained in the O&M CONTRACT and in the documents identified below, said documents being attached hereto and made a part hereof or incorporated herein by reference for all purposes, shall be collectively known as the O&M CONTRACT. The above-referenced O&M CONTRACT includes and shall be construed in the following order of priority:

Commercial Section

Section I Form of Agreement

Section II Conditions of O&M CONTRACT

Section III O&M CONTRACT Prices and Schedules for Variations

Appendix “1” – CONTRACTOR’s and COMPANY’s Parent Company Guarantee Forms

Appendix “2” – KEY PERFORMANCE INDICATOR (KPI) AND INCENTIVES

Technical Section

Section IV Scope of Work

Section V NOT USED

Section VI Basis of Design

No change, amendment or other modifications to or in any document or provision forming part of the O&M CONTRACT shall be valid or effective unless produced in writing and signed by duly authorized representatives of both COMPANY and CONTRACTOR.

ART. 3 – COVENANTS

3.1 – CONTRACTOR

In consideration of the payment to be made by COMPANY to CONTRACTOR as hereinafter mentioned, CONTRACTOR hereby covenants with COMPANY to perform and complete the operational and maintenance services for the FPSO in conformity in all respects with the provisions of the O&M CONTRACT.

3.2 – COMPANY

COMPANY hereby covenants to pay CONTRACTOR, in consideration of the performance by CONTRACTOR of the operational and maintenance services for the FPSO, the compensations at the time(s) and in the manner prescribed by the O&M CONTRACT.

ART. 4 – O&M CONTRACT VALUE

All O&M CONTRACT rates of compensation and any other price(s) agreed upon by the PARTIES include any charges and provisions necessary for the total completion of the operational and maintenance services for the FPSO covered by the O&M CONTRACT in a workmanlike and expeditious manner and in accordance with the O&M CONTRACT, shall be remunerative to, and shall cover all expenses and costs borne, or to be borne, by CONTRACTOR together with all responsibilities that CONTRACTOR has undertaken and any consequences deriving therefrom.

ART. 5 – ARTICLES WHICH SURVIVE TERMINATION

The provisions of the O&M CONTRACT provided in Clause 45 of Section II shall remain in full force and effect after such termination.

ART. 6 – EFFECTIVE DATE OF O&M CONTRACT

The O&M CONTRACT is effective as of 1 January 2014.

IN WITNESS THEREOF, the PARTIES have caused this O&M CONTRACT to be executed in duplicate:

On behalf of COMPANY:

Printed Name:

Title:

Witness:

Printed Name:

On behalf of CONTRACTOR:

Printed Name:

Title:

Witness:

Printed Name:

O & M

CONTRACT

SECTION II

CONTRACT FOR PROVISION OF OPERATIONAL

AND MAINTENANCE SERVICES FOR

FPSO ARMADA PERDANA IN THE

OYO FIELD DEVELOPMENT

CONDITIONS OF O&M CONTRACT

I N D E X

1	DEFINITIONS AND INTERPRETATION	7

2	O&M CONTRACT	12

3	ENTIRE AGREEMENT	13

4	SCOPE OF THE O&M CONTRACT	13

5	TERM OF O&M CONTRACT	16

6	TERMINATION	17

7	QUALITY ASSURANCE	18

8	AREA OR OPERATIONS ACQUAINTANCE	18

9	PARTY REPRESENTATIVES	19

10	PERSONNEL FOR FPSO OPERATION	20

11	OBLIGATIONS OF THE PARTIES	21

12	INITIAL SURVEY AND INVENTORY	24

13	DEFAULT BY CONTRACTOR	24

14	ACTUAL CONSTRUCTIVE TOTAL LOSS	26

15	GENERAL AND PARTICULAR AVERAGE	26

16	SALVAGE	27

17	NOT USED	27

18	SAFETY, ACCIDENT PREVENTION AND HEALTH MEASURES	27

19	ENVIRONMENTAL COMPLIANCE	28

20	KEY PERFORMANCE INDICATOR (KPI) AND INCENTIVES	28

21	INDEPENDENT CONTRACTOR	29

22	REPRESENTATIONS AND WARRANTIES	29

23	NO WAIVER	30

24	SEVERABILITY OF PROVISIONS	30

25	DEMURRAGE	30

26	INSURANCE AND INDEMNITY	30

27	COMPENSATION	33

28	INVARIABILITY OF PRICES	34

29	VARIATIONS	34

30	INVOICING AND PAYMENT	37

31	PARENT COMPANY GUARANTEE	39

32	TAXES	40

33	ASSIGNMENT	41

34	SUB-CONTRACT BY CONTRACTOR	42

35	COMPLIANCE WITH LAWS	42

36	FORCE MAJEURE	42

37	ARBITRATION	44

38	APPLICABLE LAW	44

39	CONFIDENTIALITY	45

40	NOTICES	46

41	REGISTRATION	47

42	CUSTOMS FORMALITIES AND DUTIES	47

43	LOCAL CONTENT	48

44	ANTI-CORRUPTION	48

45	SURVIVAL	51

46	PATENT INDEMNIFICATION	51

47	OVERALL LIABILITY	52

48	PUBLICITY	52

2	DEFINITIONS AND INTERPRETATION

For the purposes of the O&M CONTRACT, and unless otherwise stated in the text, certain words and expressions used in the O&M CONTRACT shall have the following meanings, it being understood that reference to the singular includes reference to the plural and vice-versa.

2.1	Definitions

2.1.1	“AFFILIATE” shall mean, in relation to a PARTY, any entity that controls that PARTY, is controlled by that PARTY or is controlled by another entity that also controls or is controlled by that PARTY, and “control” and “controlled” mean (a) the ownership, directly or indirectly, of fifty percent (50%) or more of the voting rights in an entity or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity, whether through ownership of voting securities, by contract or otherwise.

2.1.2	“APPLICABLE ANTI-CORRUPTION LAWS” means, collectively, (a) the United States Foreign Corrupt Practices Act of 1977, as amended, (b) the U.K. Bribery Act of 2010, as amended, (c) the principles set out in the Organization for Economic Cooperation and Development Convention Combating Bribery of Foreign Public Officials in International Business Transactions, (d) the principles set out in the United Nations Convention against Corruption, (e) the anti-corruption or anti-bribery laws applicable to the AREA OF OPERATIONS, and (f) all other anti-corruption and/or anti-bribery laws, regulations and requirements of any jurisdiction applicable to the PARTIES or their respective AFFILIATES whether by virtue of either PARTY’s jurisdiction of incorporation or by virtue of availing itself of the jurisdiction in which the obligations under this O&M CONTRACT are to be performed.

2.1.3	“AREA OF OPERATIONS” shall mean the OYO FIELD or any other areas offshore Nigeria as may be mutually agreed between the CONTRACTOR and COMPANY and subject to the applicable consents.

2.1.4	“ASSIGNEE” shall mean any entity, person or THIRD PARTY to whom the O&M CONTRACT may be assigned in the manner and to the extent permitted under the terms hereof.

2.1.5	“BUSINESS DAY” shall mean a day (other than a Saturday or Sunday) on which banks in Nigeria and New York are open for business.

2.1.6	“CHARTERPARTY” shall mean the Bareboat Charterparty for the FPSO entered into on the same date between OWNER and COMPANY for the FPSO.

2.1.7	“CLASSIFICATION AUTHORITY” shall mean the American Bureau of Shipping (ABS), or such other member of the International Association of Classification Societies as may be mutually agreed by OWNER and COMPANY.

2.1.8	“COMPANY” shall have the respective meanings ascribed to them in Section I Form of Agreement.

2.1.9	“COMPANY GROUP” shall mean the COMPANY, each CO-VENTURER, their respective AFFILIATES, the invitees and contractors (other than members of the CONTRACTOR GROUP) of any of the foregoing and their sub-contractors (of any tier) and the directors, employees, representatives, invitees and agents of any entity mentioned above, excluding all members of CONTRACTOR GROUP (including CONTRACTOR).

2.1.10	“COMPANY GROUP EQUIPMENT” shall mean any equipment or property owned or hired by COMPANY GROUP including (but not limited to) any support vessels, escort tugs and/or offtake tankers, but excluding the FPSO and any CONTRACTOR GROUP EQUIPMENT.

2.1.11	“COMPANY GROUP PERSONNEL” shall mean the officers, directors, employees, agents or invitees (as the case may be) of the COMPANY GROUP.

2.1.12	“COMPANY’S REPRESENTATIVE” shall mean the person or persons notified to CONTRACTOR and authorised to act on COMPANY’s behalf in matters relating to the O&M CONTRACT as specified in Clause 9.2.

2.1.13	“COMPENSATION” shall mean any or all of the amounts (as the context so admits) payable to or for the account of CONTRACTOR for the satisfactory and proper performance by CONTRACTOR of its obligations in accordance with the provisions of the O&M CONTRACT.

2.1.14	“COMPULSORY ACQUISITION” means requisition for title or other compulsory acquisition, requisition, appropriation, expropriation, deprivation, forfeiture or confiscation for any reason of the FPSO by any government or other competent authority, whether de jure or de facto.

2.1.15	“CONTRACTOR” shall mean Bumi Armada (Singapore) Pte. Ltd. of 78, Shenton Way, #26-02A, Singapore 079120.

2.1.16	“CONTRACTOR GROUP” shall mean the CONTRACTOR, its AFFILIATES, OWNER, sub-contractors of any tier, the directors, employees, representatives, invitees and agents of any entity mentioned above, excluding all members of the COMPANY GROUP (including COMPANY).

2.1.17	“CONTRACTOR GROUP EQUIPMENT” shall mean any equipment or property owned or hired by CONTRACTOR GROUP including (but not limited to) the FPSO, but excluding COMPANY GROUP EQUIPMENT and any support vessels, escort tugs and/or offtaking tankers.

2.1.18	“CONTRACTOR GROUP PERSONNEL” shall mean the officers, directors, employees, agents or invitees (as the case may be) of the CONTRACTOR GROUP but excluding COMPANY GROUP.

2.1.19	“CONTRACTOR’S REPRESENTATIVE” shall mean the person or persons notified to COMPANY and authorised to act on CONTRACTOR behalf in matters relating to the O&M CONTRACT all as specified in accordance with Clause 9.1.

2.1.20	“CO-VENTURER” shall mean any co-venturers of the COMPANY, CAMAC Energy, Inc., and any of their respective affiliates having an interest in the operations for which the activities described in this O&M CONTRACT are being performed and/or their respective permitted assignees and successors-in- interest.

2.1.21	“DAILY COMPENSATION FEE” shall have the meaning as provided under the CHARTERPARTY.

2.1.22	“DATE OF ACCEPTANCE” shall mean the date on which COMPANY is notified of the completion of the REFURBISHMENT WORK in accordance with Clause 5.2.2 of Section II of the CHARTERPARTY

2.1.23	“DATE OF REDELIVERY” shall have the meaning ascribed to it in Clause 18 of Section II of the CHARTERPARTY

2.1.24	“EFFECTIVE DATE” shall mean 1 January 2014.

2.1.25	“EXECUTION DATE” shall mean the date on which this O&M CONTRACT is executed.

2.1.26	“FORCE MAJEURE” shall have the meaning ascribed to it in Clause 36.

2.1.27	“FPSO” shall mean the ARMADA PERDANA, registered under the flag of Panama with the IMO number 8302131, a floating, production, storage, and offloading vessel (including all of her systems (including mooring system), equipment, tackle and apparel) but excluding any COMPANY GROUP EQUIPMENT.

2.1.28	“GROUP” means COMPANY GROUP and/or CONTRACTOR GROUP, as applicable.

2.1.29	“INITIAL PERIOD” shall mean the established period in accordance with Clause 5.1, commencing on the EFFECTIVE DATE.

2.1.30	“KEY CREW MEMBER” shall mean the personnel employed in the key crew positions identified by CONTRACTOR pursuant to Clause 10.1.1 hereof, as notified by CONTRACTOR to COMPANY from time to time in accordance with the terms of Clause 10.1.2.

2.1.31	“NAE O&M CONTRACT” shall mean a contract for provision of operational and maintenance services entered into by CONTRACTOR and Nigerian Agip Exploration Limited on 15th April 2008 as later novated, supplemented and amended and expired on 31 December 2013.

2.1.32	“O&M CONTRACT” shall mean the documents scheduled in Clause 2 hereof and any amendment(s) to such documents issued subsequent thereto.

2.1.33	“OWNER” shall mean Armada Oyo Ltd, the registered owner of the FPSO.

2.1.34	“OYO FIELD” shall mean the OML 120 Oyo Field located offshore Nigeria as more specifically defined in Section VI – Basis of Design of the CHARTERPARTY.

2.1.35	“PARTY” shall mean either COMPANY or CONTRACTOR and the plural of same means both of them.

2.1.36	“PERMITTED DELAY” shall mean any delay attributable to COMPANY GROUP, including delay to the extent caused by:

(a)	any act or omission of any member of COMPANY GROUP; or

(b)	non-availability of or delays in providing hydrocarbon or any COMPANY facilities or services as and when required, or delays by the COMPANY GROUP in complying with Section IV - Scope of Work - Part 2.4, or resulting from other activities of the COMPANY GROUP at the AREA OF OPERATIONS, or COMPANY delay in allowing access to the AREA OF OPERATIONS.
2.1.37	“PERMITTED SUB-CHARTERER” shall mean any entity or person to whom the FPSO may be sub-chartered in the manner and to the extent permitted under the terms of the CHARTERPARTY.

2.1.38	“PROHIBITED PERSON” shall mean (i) any public official (including any person holding a legislative, administrative or judicial office), (ii) any person employed by or acting on behalf of a public agency, a public enterprise or a public international organization, (iii) any officer or employee of a government, department, sub-division, agency or an entity controlled by a government (including any state-owned, state-controlled or state-operated company), or any person acting in an official capacity on behalf of any such department, agency or entity, (iv) any political party, (v) any official of a political party, (vi) any candidate for political office or (vii) any officer or employee of a public international organization.

2.1.39	“PURCHASE OPTION” shall have the meaning as provided under the CHARTERPARTY.

2.1.40	“REFURBISHMENT WORK” means the refurbishment work to be undertaken by the OWNER during the STANDBY PERIOD as set out in Appendix 1 to Section IV Scope of Work of the CHARTERPARTY.

2.1.41	“SHUTDOWN” means any period in which the hydrocarbon production of the FPSO is zero.

2.1.42	“STANDBY FEE” shall have the meaning as provided under the CHARTERPARTY.

2.1.43	“STANDBY PERIOD” shall have the meaning as provided under the CHARTERPARTY.

2.1.44	“SUB-CONTRACT” shall mean any contract entered into between CONTRACTOR and any THIRD PARTY in the manner and to the extent permitted under the terms of the O&M CONTRACT whereunder CONTRACTOR sub-contracts the performance of any part of the O&M CONTRACT and “to sub-contract” shall be construed accordingly.

2.1.45	“THIRD PARTY” shall mean any entity or person not within the COMPANY GROUP or CONTRACTOR GROUP and “THIRD PARTIES” shall mean all of such entities and persons.

2.1.46	“VARIATION ORDER” shall have the meaning ascribed to it in Clause 29.2.

2.2	Interpretation

2.2.1	The O&M CONTRACT constitutes the entire agreement between the PARTIES with respect to the subject matter hereof and shall supersede and cancel all prior agreements or understandings, whether oral or written.

2.2.2	The headings of all sections of the O&M CONTRACT are inserted for convenience of reference only and shall not affect the construction or interpretation of the O&M CONTRACT.

2.2.3	Any provision herein which in any way may contravene the applicable laws or regulations of any jurisdiction to which the O&M CONTRACT is subject shall be deemed, to the extent of such contravention, excluded and of no force or effect and shall not affect any other provisions of the O&M CONTRACT.

2.2.4	The O&M CONTRACT shall also be for the benefit of and binding upon COMPANY’s and CONTRACTOR’s respective successors and ASSIGNEES.

2.2.5	Unless specifically stated otherwise, all references to days and/or months shall mean calendar days and/or months, respectively, according to the Gregorian calendar.

3	O&M CONTRACT

The provisions contained in the O&M CONTRACT and in the documents identified below, said documents being attached hereto and made a part hereof or incorporated herein by reference for all purposes, shall be collectively known as the O&M CONTRACT.

The above-referenced O&M CONTRACT includes and shall be construed in the following order of priority:

3.1	Commercial Section

Section I Form of Agreement

Section II Conditions of O&M CONTRACT

Section III O&M CONTRACT Prices and Schedules for Variations

Appendix “1” – CONTRACTOR’S and COMPANY’S Parent Company Guarantee Forms

Appendix “2” – KEY PERFORMANCE INDICATOR (KPI) AND INCENTIVES

3.2	Technical Section

Section IV Scope of Work

Section V NOT USED

Section VI Basis of Design

No change, amendment or other modifications to or in any document or provision forming part of the O&M CONTRACT shall be valid or effective unless produced in writing and signed by duly authorised representatives of both COMPANY and CONTRACTOR.

4	ENTIRE AGREEMENT

The documents referred to in Clause 2, when executed by CONTRACTOR and COMPANY, constitute the entire agreement between CONTRACTOR and COMPANY concerning the subject matter covered thereby; and neither any contrary or additional conditions specified by either PARTY nor any subsequent amendment or supplement shall have any effect unless reduced to writing and executed by duly authorised representatives of both PARTIES.

5	SCOPE OF THE O&M CONTRACT

5.1	Operations and logistics

5.1.1	From the EFFECTIVE DATE, CONTRACTOR shall be charged with full responsibility to safely operate the FPSO for COMPANY and, in accordance with the terms and conditions hereof, perform all services in connection with such safe operations, including but not limited to, receiving and processing crude oil, storage of processed oil on board the FPSO, water injection, compression of gas for gas reinjection, transfer of processed oil from the FPSO to offtake tankers, and the performance and supervision of the positioning, ballasting, mooring, and movement of the FPSO.

5.1.2	The operation and management of the flowline, umbilical and subsea production system (i.e. operation of the subsea production control system at COMPANY’s control panel) will be undertaken under procedures approved by the COMPANY and instructions from the COMPANY where applicable or required, and COMPANY will be responsible for the maintenance of that system.

5.1.3	CONTRACTOR shall also have charge of the supply and management of the on-shore logistic system for transport of the crew to COMPANY’s designated heliport.

5.1.4	CONTRACTOR is fully responsible to maintain the FPSO in good status, in compliance with the CLASSIFICATION AUTHORITY’s requirements for its class notation and to perform all the maintenance and repair work necessary to achieve the above standards, as specified.

5.2	Maintenance

5.2.1	From the EFFECTIVE DATE, CONTRACTOR shall be charged with full responsibility for maintenance and repair of the FPSO throughout the term of the O&M CONTRACT and shall at all times maintain and preserve the FPSO in good condition, working order and repair, ordinary wear and tear excepted, so that the FPSO shall be, insofar as due diligence can make it so, tight, staunch, strong and well and sufficiently tackled, apparelled, furnished, equipped and in every respect seaworthy and so that the FPSO, insofar as due diligence can make it so, is in good operating condition according to the provisions of the O&M CONTRACT. CONTRACTOR shall maintain the FPSO including its associated processing equipment so as to entitle it to the classification and rating of the appointed CLASSIFICATION AUTHORITY, submitting the FPSO to all required periodical surveys during each year of the term of the O&M CONTRACT. CONTRACTOR shall annually furnish to COMPANY reproduced copies of all annual certificates required and issued by the CLASSIFICATION AUTHORITY dated within the previous 30 (thirty) days, evidencing the maintenance of such classification.

5.2.2	Each month CONTRACTOR shall send COMPANY a report on the maintenance activities performed on FPSO. COMPANY shall be entitled to verify the contents of the report.

5.2.3	Subject to sub-clauses (a) to (d) below CONTRACTOR shall perform all maintenance and repairs without causing the production train(s) aboard the FPSO to be shut down:

(a)	CONTRACTOR shall be credited with a period of 240 (two hundred and forty) total hours at the beginning of each year (but not to exceed this total at any one time), hereinafter called the “Maintenance Allowance”, to perform maintenance and/or repairs where the production train may be shut down and during which period the compensation called for under Clause 27 shall continue to be paid to CONTRACTOR. CONTRACTOR shall coordinate and liaise with COMPANY to minimize disruption to production in respect of such maintenance.

(b)	Any SHUTDOWN period of less than one hour is not to be counted in the “Maintenance Allowance”, up to a maximum of 24 (twenty four) hours per year.

(c)	After such “Maintenance Allowance” has been used and a SHUTDOWN occurs, other than one not to be accounted for under sub-clause (b) above, then in lieu of actual damages suffered by COMPANY because of such SHUTDOWN, the KPI-based compensation payable to CONTRACTOR pursuant to Clause 20 shall be reduced in accordance with the provisions of Appendix 2 to Section III - O&M CONTRACT Prices and Schedules for Variations.

(d)	CONTRACTOR shall have the right to perform or have performed any repairs and/or maintenance while the FPSO is not receiving oil on orders from COMPANY, as long as such repairs and/or maintenance do not interfere with the operations of the FPSO in accordance with the terms and provisions of the O&M CONTRACT and such time shall not be charged against the “Maintenance Allowance’’.

5.2.4	CONTRACTOR agrees to use all reasonable dispatch in order to complete necessary maintenance in the event the FPSO is required to SHUTDOWN from service and further agrees not to delay the FPSO’s return to service because the unused ‘Maintenance Allowance’ exceeds the time required to perform such maintenance. The maintenance program shall be optimized by ensuring the safety minimum requirements provided in the specifications.

5.2.5	Subject to CONTRACTOR’s obligations under Clause 26, CONTRACTOR shall not be responsible for any repair or replacement of risers/flowline(s)/umbilical(s), due to default in CONTRACTOR’s operation occurring after the completion of the commissioning tests and the acceptance by CONTRACTOR. COMPANY shall bear the costs of repair or replacement in any other event not caused by the CONTRACTOR.

5.3	Drydocking

5.3.1	CONTRACTOR declares that the FPSO shall not be subject to any dry- docking during the first five (5) years from EFFECTIVE DATE. Any time lost, and all costs and expenses incurred, in connection with any dry-docking, shall be borne in accordance with the terms and provisions of the CHARTERPARTY.

5.3.2	Subject to discretion of the CLASSIFICATION AUTHORITY, no dry-docking of the FPSO shall be undertaken by CONTRACTOR (or the OWNER) provided the FPSO remains in its current location in the OYO FIELD during the 6th and 7th years of the INITIAL PERIOD. Any dry-docking (if so required by the CLASSIFICATION AUTHORITY) shall be notified to COMPANY as early as possible, but in no event later than the date that is 180 days before the end of the 5th year of the INITIAL PERIOD, and CONTRACTOR (or the OWNER) shall consult COMPANY for the planning of such dry-docking. If CONTRACTOR fails to so notify COMPANY of any dry-docking required by the CLASSIFICATION AUTHORITY, then such dry-docking shall not be permitted during the INITIAL PERIOD.

6	TERM OF O&M CONTRACT

6.1	Subject to the other provisions hereof, the O&M CONTRACT shall have an INITIAL PERIOD of seven (7) years from the EFFECTIVE DATE, provided that COMPANY shall have the right to extend such INITIAL PERIOD for 2 (two) additional periods of 12 (twelve) months each, under the terms and conditions as set forth herein, by giving 6 (six) months written notice to CONTRACTOR before the expiration of the INITIAL PERIOD plus any notified extension. After COMPANY has given a notice of extension, COMPANY shall have the right to terminate any such additional period at any time by giving 6 (six) months prior written notice in accordance with Clause 6.2.1. It will be a condition precedent to any right to extend this O&M CONTRACT under the provisions of this Clause 5 that COMPANY extends the CHARTERPARTY for an identical period and on compatible terms and conditions. No additional formal document to embody COMPANY’s option as aforesaid is required.

6.2	On expiration of the INITIAL PERIOD or additional period(s) (as applicable), the O&M CONTRACT shall come to an end unless COMPANY and CONTRACTOR agree to extend the duration of the O&M CONTRACT beyond such period. In such event and subject to the provisions of Clause 5.3, the PARTIES shall meet to define the new rates in respect of said extension, on the basis of the principles set out in the O&M CONTRACT. Those terms and conditions shall not be less favorable than those available elsewhere and shall be agreed before the end of the then current O&M CONTRACT period (failing which the O&M CONTRACT will come to an end).

6.3	It will be a condition to any extension of this O&M CONTRACT under the provisions of this Clause 5 that COMPANY extends the CHARTERPARTY for an identical period and on compatible terms and conditions.

7	TERMINATION

7.1	Termination Procedure

Termination of this O&M CONTRACT shall become effective as of the date and in the manner specified in a notice of termination validly issued in accordance with the terms and conditions of this O&M CONTRACT and shall be without prejudice to any claim which either PARTY may have against the other PARTY.

7.2	Early Termination

7.2.1	Subject to the terms of this Clause 6.2, the COMPANY may, at its sole discretion, terminate the O&M CONTRACT for any reason and at any time by giving written notice thereof to CONTRACTOR.

7.2.2	On receipt of such notice CONTRACTOR shall, unless otherwise directed by the notice of termination, immediately discontinue the O&M CONTRACT and/or the placing of orders in connection with the performance of the O&M CONTRACT and shall, if so requested, use reasonable endeavours to cancel all existing commitments upon terms satisfactory to COMPANY and shall thereafter perform only such portion(s) of the O&M CONTRACT as may be necessary to preserve and protect the part of the O&M CONTRACT being performed after receipt of the notice and to protect all CONTRACTOR’s or COMPANY’s goods located on the FPSO or in transit thereto.

7.2.3	If the O&M CONTRACT is terminated by COMPANY pursuant to Clause 5.1 or 6.2.1 above or by CONTRACTOR pursuant to Clause 6.2.6 below, CONTRACTOR shall be entitled to the reimbursement of costs of that portion of the O&M CONTRACT performed to the satisfaction of COMPANY up to the date of termination, evaluated at the rates provided for in Clause 27.3.

7.2.4	In the event the CHARTERPARTY is terminated early pursuant to Clause 7.1 or 9.2 of Section II of the CHARTERPARTY, this O&M CONTRACT shall be automatically terminated at the same date as the CHARTERPARTY, unless otherwise agreed, and Clause 6.2.3 of this O&M CONTRACT shall apply.

7.2.5	In the event that COMPANY elects to purchase the FPSO in accordance with the PURCHASE OPTION then unless otherwise agreed, COMPANY may elect to terminate this O&M CONTRACT upon completion of the sale and purchase of the FPSO under the PURCHASE OPTION with no further obligation of payment to CONTRACTOR from the date of such completion.

7.2.6	CONTRACTOR may by giving written notice to COMPANY terminate this O&M CONTRACT early if COMPANY becomes insolvent, enters voluntary or involuntary bankruptcy, winding up or receivership proceedings (other than a voluntary winding up for the purposes of amalgamation or reconstruction) or takes an assignment for the benefit of its creditors,

8	QUALITY ASSURANCE

8.1	Quality Requirements

The O&M CONTRACT shall be carried out under “Quality Assurance” conditions and in accordance with COMPANY’s “Quality and Execution Requirements” The Quality Assurance Documentation (i.e. Quality Plan, Management and Operating Procedures etc.) shall be submitted to COMPANY for approval.

9	AREA OR OPERATIONS ACQUAINTANCE

9.1	Acquaintance of AREA OF OPERATIONS

CONTRACTOR declares and represents that it is generally acquainted in all respects with the political, fiscal and logistics situation, climatic and environmental conditions existing in the AREA OF OPERATIONS and that it has evaluated all typical costs and risks connected therewith.

9.2	Specific Site Acquaintance

The CONTRACTOR is entitled to rely upon site information as stated and referenced in Section VI Basis of Design of the CHARTERPARTY and in accordance with Clause 29 “Variations”. Site information to be relied upon includes but is not limited to geographic, geotechnical, metocean, bathymetry, and well stream fluid characteristics.

9.3	Latent conditions

In the event of discovery of one or more latent conditions, the CONTRACTOR will evaluate impact on the Scope of Work and design and notify COMPANY in accordance with Clause 29.

10	PARTY REPRESENTATIVES

10.1	CONTRACTOR’S REPRESENTATIVE(S)

CONTRACTOR shall nominate and communicate in writing to COMPANY the person or persons who will have supervisory authority for the O&M CONTRACT and with whom COMPANY’s REPRESENTATIVE(S) may coordinate the performance thereof.

10.2	COMPANY’S REPRESENTATIVE(S)

10.2.1	COMPANY will nominate and communicate in writing to CONTRACTOR one or more REPRESENTATIVE(s) in the AREA OF OPERATIONS to whom CONTRACTOR’s REPRESENTATIVE(s) may deliver reports and other confidential information developed from the O&M CONTRACT. COMPANY’s REPRESENTATIVE(s) will consult with CONTRACTOR’s REPRESENTATIVE(s) in the planning and coordination of the O&M CONTRACT, and all instructions given by COMPANY’S REPRESENTATIVE(s) shall be deemed those of COMPANY and shall be complied with.

10.2.2	COMPANY will also appoint a permanent on board REPRESENTATIVE, whose main tasks are:

(a)	to witness and certify the delivery of the oil to the off take tanker, both in terms of quantity and quality; and

(b)	to ascertain that all the COMPANY requirements, as stated in the O&M CONTRACT and agreed by the PARTIES, are correctly executed.

11	PERSONNEL FOR FPSO OPERATION

11.1	CONTRACTOR’S Personnel

11.1.1	CONTRACTOR shall provide at its sole cost and expense the personnel suitable for the management and operation of the FPSO, as listed in the form enclosed in Section IV - Scope of Work, in which the minimum key crew positions and the operating crew numbers are defined.

11.1.2	CONTRACTOR shall obtain COMPANY’s written approval for any changes to CONTRACTOR’s list of KEY CREW MEMBERS (and to the corresponding list of key crew positions and/or associated operating crew numbers) provided pursuant to Clause 10.1.1 above as soon as practically possible.

11.1.3	CONTRACTOR represents and warrants that CONTRACTOR’s personnel will be adequate to properly operate and maintain the FPSO and that all such personnel will be fully fit, suitably skilled and experienced to properly perform the tasks assigned to them in a timely and efficient manner.

11.1.4	If at any time CONTRACTOR is in breach of Clause 10.1.1 or 10.1.2 in respect of CONTRACTOR’s KEY CREW MEMBERS and this breach materially affects the operations of the FPSO, COMPANY reserves the right to send a notice to CONTRACTOR requiring CONTRACTOR to rectify said breach within 14 (fourteen) days, it being understood that CONTRACTOR will use best endeavour to rectify the breach sooner.

11.1.5	If the minimum operating crew requirements are not met and this materially affects the operations of the FPSO, COMPANY shall notify CONTRACTOR in writing to remedy the default. It being understood that CONTRACTOR will use best endeavour to rectify the breach sooner.

11.2	Standard of language

All CONTRACTOR’S key personnel shall be fluent, able to speak, read and write competently the English language.

11.3	Additional personnel and overtime

11.3.1	Any overtime worked by the personnel - whether they be shift workers or otherwise - during the performance of the O&M CONTRACT shall be at no extra charge to COMPANY.

11.3.2	Additionally, CONTRACTOR shall employ such additional personnel and labour as may be required on the FPSO and offshore to carry out the O&M CONTRACT in an efficient and safe manner.

11.3.3	The compensation for the additional personnel requested by COMPANY and provided by CONTRACTOR to perform occasional operations which operations are not contemplated by normal offshore oilfield practice or by the O&M CONTRACT shall be in accordance with Section III - O&M CONTRACT Prices and Schedules for Variations, Clause 2.2.

11.4	Replacement of personnel

COMPANY shall have the right at any time to object to and to require CONTRACTOR in writing to remove forthwith at CONTRACTOR’s own cost and expense any member of CONTRACTOR’S personnel who, in the reasonable opinion of COMPANY, is incompetent or negligent in the performance of his duties or guilty of misconduct or otherwise considered by COMPANY to be unsuitable. Any person so removed shall promptly be replaced by CONTRACTOR at its own cost and expense with a suitably skilled and competent substitute.

11.5	Personnel contributions

Subject to Clause 11.2.10, CONTRACTOR shall arrange and meet the cost of all expenses associated with personnel provided by CONTRACTOR under the O&M CONTRACT, including but without limitation, all wages, salaries, overtime, taxes, benefits, allowances, social security contributions, and (save as may be otherwise expressly provided herein) the cost of passports, accommodation, subsistence, travelling (including travels for crew rotation), and insurance and medical treatment.

11.6	CONTRACTOR shall indemnify COMPANY for any payments whatsoever that COMPANY is required to pay in respect of CONTRACTOR’s personnel under any provision of any applicable laws and regulations.

12	OBLIGATIONS OF THE PARTIES

12.1	CONTRACTOR’s obligations

CONTRACTOR shall perform the following operations and activities in accordance with the O&M CONTRACT:

12.1.1	CONTRACTOR shall safely manage and operate the FPSO in accordance with the terms of the O&M CONTRACT.

12.1.2	Save for those permits, authorizations and waivers to be obtained by COMPANY under Clause 11.2.1, CONTRACTOR shall have sole responsibility for obtaining and maintaining all licenses, permits, approvals, and authorizations (including but not limited to safety, radio, loadline certificates) necessary or required under the Nigerian laws and regulations for CONTRACTOR’s performance under the O&M CONTRACT (including the performance by CONTRACTOR’s sub-contractors, suppliers, employees, officers and crew, agents or AFFILIATES).

12.1.3	CONTRACTOR shall exercise due diligence to maintain the FPSO in an efficient and good operating condition for the INITIAL PERIOD and any extensions.

12.1.4	CONTRACTOR shall exercise due diligence to provide competent personnel and maintain the complement of officer(s) and crew as stated in Section IV - Scope of Work. Optional additional personnel shall if required by COMPANY be compensated in accordance with Section III - O&M CONTRACT Prices and Schedules for Variations.

12.1.5	CONTRACTOR shall maintain an inventory of spare and replacement parts and equipment. CONTRACTOR will furnish replacements for those items used from its inventory for day to day operation and for normal maintenance activities.

12.1.6	CONTRACTOR shall use reasonable skill and care in conducting the offloading of cargo from the FPSO to offtake tankers in accordance with operating procedures to be established by CONTRACTOR, and incorporated into a formal set of “Terminal Regulations” to be adopted by CONTRACTOR and COMPANY’s offtake tankers and generally applied to all users of the terminal.

12.1.7	CONTRACTOR shall provide all bunker oil, grease, lubricants, fresh water related to operation and maintenance of the FPSO. CONTRACTOR shall provide fuel and chemicals on a reimbursable basis in accordance with Section III - O&M CONTRACT Prices and Schedules for Variations.

12.1.8	CONTRACTOR shall be responsible to furnish to COMPANY at the scheduled date all documents and drawings it may have in its possession regarding the FPSO (in respect of the Nigerian laws and regulations) necessary for COMPANY to obtain the authorizations and permits for the operations at the AREA OF OPERATIONS as stated in Clause 11.2.1 hereof.

12.1.9	CONTRACTOR shall accommodate on board and supply COMPANY’s personnel with all the pertinent services, including meals, office furniture, communication devices. CONTRACTOR shall also accommodate on board, at COMPANY’s request, additional personnel as visitors, in number compatible with the allowable FPSO manning capability. The relevant expenses will be reimbursed by COMPANY according to Clause 27.3.

12.1.10	During the STANDBY PERIOD and subject to PERMITTED DELAY (additional time required and costs incurred during period of PERMITTED DELAY shall be for COMPANY account), CONTRACTOR shall assist OWNER to perform the REFURBISHMENT WORK as set out in Appendix 1 to Section IV Scope of Work of the CHARTERPARTY; provided always that any time when hydrocarbon production is maintained during the STANDBY PERIOD, such time shall not be deemed to be PERMITTED DELAY.

12.2	COMPANY’S obligations

COMPANY shall perform, arrange and meet the costs of the following operations and activities:

12.2.1	COMPANY shall furnish, at its expense, any and all authorizations and permits required for the installation of the FPSO, and for the FPSO to operate in the AREA OF OPERATIONS, except for authorizations and/or periodic testing relevant to FPSO, as detailed in Section IV - Scope of Work.

12.2.2	COMPANY GROUP PERSONNEL shall have free access to FPSO in the “AREA OF OPERATIONS”.

12.2.3	COMPANY shall provide all security necessary for the safety of the FPSO and CONTRACTOR GROUP PERSONNEL on the FPSO. From time to time the PARTIES will discuss the security arrangements necessary to ensure FPSO and personnel safety.

12.2.4	COMPANY shall provide crude oil from the wells and as available, the associated gas, at the FPSO riser flange connection.

12.2.5	COMPANY shall provide the subsea production system control panel in accordance with Section IV - Scope of Work.

12.2.6	COMPANY shall provide on a regular basis the offtake tanker adequate to the export quantities. COMPANY shall plan the offloading sequence for the next 3 (three) months and it shall advise the CONTRACTOR of the projected date of arrival of any tanker at least 1 (one) week in advance. COMPANY will be fully responsible for any production shutdown (complete or partial) due to the filling of storage capacities consequent to non-arrival of the offtake tanker.

12.2.7	The COMPANY will provide the facilities, services, activities and hydrocarbon required of the COMPANY GROUP under this O&M CONTRACT in accordance with Section IV - Scope of Work - Part 2.4. CONTRACTOR shall co-operate with OWNER in order not to delay or impede the performance of the REFURBISHMENT WORK. The COMPANY will co-ordinate its other activities in the AREA OF OPERATIONS and will keep the CONTRACTOR sufficiently informed in respect of it so as to facilitate the performance of the CONTRACTOR’s obligations.

12.2.8	The COMPANY shall obtain and maintain at its expense any and all consents, authorizations, approvals, licensing and permits required by it under this O&M CONTRACT.

12.2.9	COMPANY shall provide support vessel(s) and escort tug(s) required for CONTRACTOR’s performance under this O&M CONTRACT.

12.2.10	COMPANY shall provide helicopter transport between the FPSO and COMPANY’s designated heliport for CONTRACTOR GROUP PERSONNEL on the FPSO.

13	INITIAL SURVEY AND INVENTORY

An initial survey and a complete inventory of fuel and lubricants onboard shall be deemed taken by the daily report signed off by COMPANY’S REPRESENTATIVE and CONTRACTOR’S REPRESENTATIVE on the EFFECTIVE DATE and another similar survey and inventory will be taken on the DATE OF REDELIVERY. COMPANY’s participation in and confirmation of the inventory shall not relieve CONTRACTOR of its obligation to maintain such levels of inventory in accordance with Clause 11.1.7 as in its sole judgment are required to meet its obligations for its continuous performance of its obligations under this O&M CONTRACT.

14	DEFAULT BY CONTRACTOR

14.1	Right of termination by COMPANY

In the event:

14.1.1	the CONTRACTOR assigns the whole or part of the O&M CONTRACT to THIRD PARTIES or SUB-CONTRACTS the whole of the O&M CONTRACT without COMPANY’s prior written consent; and/or

14.1.2	the CONTRACTOR shall at any time be in fundamental breach of any of its obligations under this O&M CONTRACT including but not limited to failure to commence the FPSO operational and maintenance services described hereunder or having commenced such services, by failing to diligently proceed with such services; and/or

14.1.3	the CONTRACTOR suspends the performance of the O&M CONTRACT for any reason whatsoever including in the event of arbitration; and/or

14.1.4	the CONTRACTOR fails to take out insurance policies required by the O&M CONTRACT or fails to renew them; and/or

14.1.5	CONTRACTOR becomes insolvent, enters voluntary or involuntary bankruptcy, winding up or receivership proceedings (other than a voluntary winding up for the purposes of amalgamation or reconstruction) or takes an assignment for the benefit of its creditors; and/or

14.1.6	as a result of the want of due diligence by CONTRACTOR in making or keeping the FPSO seaworthy and fit for its duties (which shall mean inability of the FPSO to perform each or all of the receiving, processing, storing and offloading crude oil) hereunder and such situation continues for more than 30 (thirty) continuous days in excess of the “Maintenance Allowance” (if so provided for herein); then if COMPANY considers that one of the aforesaid events exists, it may give written notice thereof to CONTRACTOR referring to this Clause 13.1 and requiring CONTRACTOR to remedy such situation. CONTRACTOR has to commence action to remedy the situation within 2 (two) working days and has to complete the remedy in a reasonable maximum time indicated by COMPANY, taking into account all the circumstances.

14.2	If, upon the expiry of the aforesaid period, but subject always to Clauses 4.2.5 and 4.3 in the circumstances referred to in those clauses, such situation has not been remedied or removed or if an agreement has not been reached on a plan to remedy or remove the situation, the O&M CONTRACT may be terminated. In no case shall the termination of the O&M CONTRACT relieve either PARTY from any of its obligations or liabilities accrued due hereunder prior to such termination or prejudice any provisions hereof which are expressed to survive the termination or expiry hereof.

14.3	In the event that the CHARTERPARTY is terminated under Clause 14.1 of Section II of the CHARTERPARTY, this O&M CONTRACT shall automatically terminate as at the date the CHARTERPARTY is terminated , unless otherwise agreed.

14.4	If the O&M CONTRACT is terminated, for any of the reasons set forth in this Clause 13, COMPANY shall pay CONTRACTOR the total amount of compensation per Clause 27 due to the date of termination in performing the O&M CONTRACT in conformity herewith. Said payment shall represent full and final payments for all activities completed and for complete termination of the O&M CONTRACT.

15	ACTUAL CONSTRUCTIVE TOTAL LOSS

15.1	In the event of actual total loss or constructive total loss of the FPSO occurring through any acts whatsoever at any time during the period of the O&M CONTRACT, the O&M CONTRACT shall be deemed terminated as of the date of said loss (if the time of such loss is uncertain, then as of the date the FPSO was last heard from).

15.2	If the FPSO becomes an actual or constructive total loss pursuant to Clause 14.1, the CONTRACTOR shall assist OWNER in removing its wreck and debris as required under the CHARTERPARTY.

15.3	If OWNER is deprived of the FPSO by any COMPULSORY ACQUISITION by any governmental or other competent authority under the CHARTERPARTY, this O&M CONTRACT shall be deemed suspended during such COMPULSORY ACQUISITION.

15.4	If any compensation is paid by the relevant governmental or other competent authority in respect of a COMPULSORY ACQUISITION to CONTRACTOR, then OWNER shall be entitled to receive such compensation under the CHARTERPARTY.

16	GENERAL AND PARTICULAR AVERAGE

General average, if any, shall be adjusted, stated, and settled according to the York-Antwerp Rules (2004) or any subsequent modification thereof current at the time of the relevant casualty. The DAILY COMPENSATION FEE shall not contribute to general average. A company approved by both PARTIES shall be appointed average adjuster to attend to the settlement and collection of both general and particular average losses subject to customary charges. CONTRACTOR, COMPANY jointly agree to assist the adjuster in preparing the average statement and to take all other possible measures to protect the interests of CONTRACTOR, and COMPANY.

17	SALVAGE

All salvage moneys, after deducting Master’s, officer’s and crew’s share, legal expenses and any other extraordinary losses or expenses sustained as a result of salvage service by the FPSO or standby vessel shall be divided 50% (fifty percent) to COMPANY and 50% (fifty percent) to CONTRACTOR.

18	NOT USED

19	SAFETY, ACCIDENT PREVENTION AND HEALTH MEASURES

19.1	CONTRACTOR shall provide for the safety and health of its personnel and observe the respective laws and regulations of the AREA OF OPERATIONS.

19.2	Safety Appliances - CONTRACTOR shall provide and keep readily available in good working order all safety appliances as well as those reasonably necessary in accordance with good marine practices for safe operation and prescribed by proper bodies and competent authorities.

19.3	Safety Regulations - Without prejudice to the acknowledgement of the safety regulations in effect at the date hereof, CONTRACTOR shall comply with all regulatory, class, flag and international standards in effect at the date of signature of the O&M CONTRACT and applicable to FPSO operations. These include IMO Guidelines for the Management of Safety and Environment Protection in Ship Operation, the International Convention for the Safety of Life at Sea (SOLAS), the International Convention for the Prevention of Pollution from Ships (MARPOL) (except rule 13 about Double Hull requirements), Classification Societies general rules as applicable, Flag Rules and Regulations. Furthermore, CONTRACTOR will apply the DNV Rules for Classification of Ships Part 7, Chapter 5 - Management of Safe Ship Operation and Pollution Prevention January 1993, all as more particularly specified in CONTRACTOR’s Safety Management System Manual and Operations Safety Manual.

19.4	If and when necessary, CONTRACTOR shall, at its own cost, provide to its personnel all work clothing, protective clothing and certified survival suits,

19.5	CONTRACTOR shall not permit access to the FPSO to any person(s), except its personnel unless COMPANY has issued an ad hoc work permit.

19.6	The above provisions 18.1 – 18.5, inclusive, shall not apply to government or law-enforcement officials in the discharge of their duties.

19.7	CONTRACTOR shall inform COMPANY and the proper authorities forthwith of any injury/damage to its personnel and/or equipment and to COMPANY personnel and materials.

19.8	CONTRACTOR shall submit to COMPANY, and to the proper authorities, within 7 (seven) days of the date of the injury/damage, an accident report, in accordance with COMPANY Procedures.

20	ENVIRONMENTAL COMPLIANCE

20.1	Compliance with Environmental Laws

CONTRACTOR shall give all notices and otherwise fully comply with all laws, statutes, regulations, ordinances, rules, standards, orders or determinations of any governmental authority (including related determinations, interpretations, orders or opinions by any judicial or administrative authority) which has jurisdiction over CONTRACTOR, the O&M CONTRACT or the AREA OF OPERATIONS pertaining to protection or conservation of the air, land, water, human health, industrial hygiene or other aspects of the environment which are directly applicable to FPSO operations.

20.2	Hazardous Materials

CONTRACTOR represents and warrants to COMPANY that in the performance of its obligations under the O&M CONTRACT, the operations will not contain or otherwise have incorporated into them any chemical, material or other substance defined as or included in the definition of “hazardous substance”, “hazardous material”, “hazardous chemical”, “hazardous chemical substance”, “hazardous waste”, or “toxic substance” or words of similar meaning and regulatory effect, as such terms are defined under any environmental laws, any broader definition of such terms that is used by a state or locality that has jurisdiction over the O&M CONTRACT, or the AREA OF OPERATIONS or any interpretation by administrative or judicial authorities, or any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority or which may or could pose a hazard to human health and safety, unless such chemical, material or substance is necessary for the CONTRACTOR’s performance of the O&M CONTRACT and its use is agreed between the PARTIES. Such definitions, representations and warranties shall exclude however hydrocarbons, discharged water, and production related chemicals.

21	KEY PERFORMANCE INDICATOR (KPI) AND INCENTIVES

PARTIES agree that CONTRACTOR shall be compensated for performance of the O&M CONTRACT based on KPI as per Appendix 2 to Section III - O&M CONTRACT Prices and Schedules for Variations.

22	INDEPENDENT CONTRACTOR

22.1	CONTRACTOR shall be an independent contractor with respect to the performance of the O&M CONTRACT and neither CONTRACTOR nor anyone employed by CONTRACTOR shall be deemed for any purpose to be the employee, agent, servant, borrowed servant or representative of COMPANY in the performance of any service hereunder.

22.2	The actual performance and supervision of the CONTRACTOR’S duties hereunder shall be by CONTRACTOR, but COMPANY or its REPRESENTATIVE(S) shall have full and complete access to the operations and activities of CONTRACTOR to determine whether same are being performed by CONTRACTOR in accordance with all its provisions or for reasons otherwise stated in the O&M CONTRACT. No provisions herein shall be construed as creating a partnership, joint venture or other association whereby COMPANY and CONTRACTOR would be jointly liable as partners or co-venturers.

23	REPRESENTATIONS AND WARRANTIES

23.1	CONTRACTOR represents and warrants that all obligations it undertakes pursuant to the O&M CONTRACT will be performed in a thorough, efficient and workmanlike manner with due diligence and care by qualified and competent personnel. CONTRACTOR further warrants that it has fully acquainted itself with the information contained in the O&M CONTRACT and on the basis of that information knows of no reason why any physical or material aspects would interrupt or delay the diligent performance of its obligations hereunder. It is fully acquainted with the nature of the duties it hereby undertakes to perform in the O&M CONTRACT and knows of no reason and anticipates no interruptions, whether by labor disputes or otherwise, which would prevent it from diligently pursuing the performance of the O&M CONTRACT.

23.2	CONTRACTOR represents and warrants that Nigerian Agip Exploration Limited (as customer under the NAE O&M CONTRACT) has been released of all obligations under the NAE O&M CONTRACT and has waived all rights in and to the FPSO as of the EFFECTIVE DATE.

23.3	CONTRACTOR affirms that on the DATE OF ACCEPTANCE, the FPSO will be in all material aspects in compliance with the CONTRACTOR’s obligations as they existed under the NAE O&M CONTRACT.

24	NO WAIVER

No failure or failures on the part of either COMPANY or CONTRACTOR to enforce their respective rights hereunder shall be construed as a waiver of such right or rights or preclude a subsequent enforcement of a subsequent breach.

25	SEVERABILITY OF PROVISIONS

If any provision of the O&M CONTRACT or any portion thereof, or the application thereof to any person or circumstance, is held invalid, the application of such provision or portion thereof to other persons or circumstances or other jurisdictions, and the remainder of such provision and the O&M CONTRACT shall not be affected thereby but shall remain in full force and effect.

26	DEMURRAGE

CONTRACTOR undertakes that under all circumstances, except causes of FORCE MAJEURE or adverse meteorological or sea conditions, it shall ensure the specified off-loading capability of cargo from the FPSO to offtake tankers according to Clause 11.1.6. In case this condition is not satisfied for reasons not attributable to COMPANY or offtake tanker, CONTRACTOR will be charged the reasonable demurrage costs and expenses incurred by the COMPANY, resulting from the increase in the total loading times.

27	INSURANCE AND INDEMNITY

INSURANCE

27.1	CONTRACTOR shall, at its own expense, maintain in force during the term of the O&M CONTRACT the following insurances with insurance companies reasonably acceptable to COMPANY. All CONTRACTOR’s policies shall contain a waiver of subrogation in favour of COMPANY GROUP to the extent of the indemnities granted and liabilities undertaken by CONTRACTOR under the O&M CONTRACT.

27.1.1	Workmen’s Compensation and Employer’s Liability insurance covering employees for statutory benefits as set out and required by local law in the AREA OF OPERATIONS or areas in which CONTRACTOR may become legally obligated to pay benefits. Appropriate maritime coverage shall be included.

27.1.2	Jointly with OWNER, Comprehensive General Liability and Automobile Liability insurance covering premises and operations, independent contractors and contractual liability, as well as all owned, hired and non-owned vehicles. Minimum policy limits for personal injury and property damage shall be:

(a)	Comprehensive General Liability US$ 15,000,000 (fifteen million) single limit per occurrence, and

(b)	Automobile liability as required by applicable law.

27.1.3	Protection and Indemnity including pollution insurance, with a limit to the extent then available of not less than US$ 500,000,000 (five hundred million), for production related vessels taken out with a member of the International Group of P&I Clubs. CONTRACTOR will procure a joint entry with OWNER for all relevant purposes.

27.2	Promptly upon commencing performance of the O&M CONTRACT, CONTRACTOR shall furnish COMPANY with Certificates of Insurance in relation to Clauses 26.1.2 and 26.1.3 above indicating:

27.2.1	the kinds and amounts of insurance as required herein;

27.2.2	insurance company or companies providing the aforesaid coverage;

27.2.3	effective and expiration dates of policies;

27.2.4	the territorial limits of all policies; and

27.3	COMPANY GROUP shall be named as co-assured on the above policies to the extent of the indemnities granted and liabilities undertaken by CONTRACTOR under this O&M CONTRACT.

INDEMNITY

27.4	Notwithstanding anything to the contrary contained elsewhere, CONTRACTOR shall be responsible for and shall release, protect, defend, indemnify and hold COMPANY GROUP harmless from and against:

27.4.1	all loss of or inability to recover, or damage to the CONTRACTOR GROUP EQUIPMENT; and

27.4.2	any personal injury, including fatal injury and disease, to or death of the CONTRACTOR GROUP PERSONNEL;

howsoever caused (whether through the breach of O&M CONTRACT, negligence and/or breach of duty (statutory or otherwise) of any of the COMPANY GROUP or otherwise) that arises out of or in connection with this O&M CONTRACT.

27.5	Notwithstanding anything to the contrary contained elsewhere, COMPANY shall be responsible for and shall release, protect, defend, indemnify and hold CONTRACTOR GROUP harmless from and against:

27.5.1	all loss of or inability to recover, or damage to the COMPANY GROUP EQUIPMENT; and

27.5.2	any personal injury, including fatal injury and disease, to or death of the COMPANY GROUP PERSONNEL;

howsoever caused (whether through the breach of O&M CONTRACT, negligence and/or breach of duty (statutory or otherwise) of any of the CONTRACTOR GROUP or otherwise) that arises out of or in connection with this O&M CONTRACT.

27.6	CONTRACTOR shall be responsible for and shall release, protect, defend, indemnify and hold COMPANY GROUP harmless in respect of the injury/death of any and all THIRD PARTIES or loss of/damage to any and all THIRD PARTY property arising from and to the extent of CONTRACTOR GROUP’s negligent act or omission in the performance of the O&M CONTRACT. COMPANY shall be responsible for and shall release, protect, defend, indemnify and hold CONTRACTOR GROUP harmless in respect of the injury/death of any and all THIRD PARTIES or loss of/damage to any and all THIRD PARTY property, in each case, to the extent arising from and to the extent of COMPANY GROUP’s negligent act or omission in the performance of the O&M CONTRACT.

27.7	Notwithstanding anything contained herein to the contrary, the responsibility for pollution or contamination arising from or relating to the performance of this O&M CONTRACT shall be as follows:

(a)	COMPANY shall be responsible for and shall release, protect, defend, indemnify and hold CONTRACTOR GROUP harmless from and against all claims, loss, damage or expense in respect of the control, removal and disposal of pollution or contamination caused by crude oil or other pollutants originating or emanating from the COMPANY GROUP’s oil or gas reservoirs or wellheads or emanating from COMPANY GROUP EQUIPMENT; and

(b)	CONTRACTOR shall be responsible for and shall release, protect, defend, indemnify and hold COMPANY GROUP harmless from and against all claims, loss, damage or expense in respect of the control, removal and disposal of pollution or contamination caused by crude oil or other pollutants originating or emanating from the CONTRACTOR GROUP EQUIPMENT up to the limit of the Protection and Indemnity Insurance procured by CONTRACTOR (jointly with OWNER) under this CONTRACT.

27.8	Notwithstanding anything contained herein to the contrary, neither COMPANY nor CONTRACTOR shall under any circumstances be liable to the other PARTY for any:

27.8.1	indirect and/or consequential loss or damage; and/or

27.8.2	loss of anticipated profit, loss of contract, loss of production, loss of products whether such losses are direct or indirect arising out of or related to the performance of either PARTY under this O&M CONTRACT. Each PARTY shall release, protect, indemnify and hold the other PARTY’s GROUP harmless from and against all such claims, demands, and causes of action and shall waive any claim it may at any time have against the other PARTY’s GROUP in respect of any such losses or damage.

27.9	In the event CONTRACTOR shall fail to take out the insurances required by the O&M CONTRACT or fails to renew them, COMPANY may at its sole discretion provide such insurances at CONTRACTOR’s charge or terminate the O&M CONTRACT in accordance with Clause 13.1.

28	COMPENSATION

COMPENSATION to be paid to CONTRACTOR for meeting its obligations as defined in the O&M CONTRACT shall be as follows:

28.1	DAILY OPERATING FEE

28.1.1	Except for KPI-based incentives payable to CONTRACTOR pursuant to Clause 27.2 or expenses reimbursable to CONTRACTOR pursuant to Clause 27.3, all amounts payable to CONTRACTOR for performance of its obligations under this O&M CONTRACT are included as part of the DAILY COMPENSATION FEE and STANDBY FEE under the CHARTERPARTY. When COMPANY makes payments to OWNER of the DAILY COMPENSATION FEE or STANDBY FEE under the CHARTERPARTY, COMPANY is deemed to have performed its payment obligation under the O&M CONTRACT (other than with respect to the incentives and expenses described in Clauses 27.2 and 27.3, respectively).

28.2	KPI INCENTIVES

COMPANY shall pay CONTRACTOR the KPI INCENTIVES in accordance with Clause 20 and Appendix 2 to Section III - O&M CONTRACT Prices and Schedules for Variations.

28.3	REIMBURSABLE EXPENSES

COMPANY shall reimburse CONTRACTOR for:

28.3.1	Food and lodging

Food and lodging or individual meals for any COMPANY or THIRD PARTY personnel, in excess of the permanent COMPANY complement specified in Section IV – Scope of Work, at the rate set forth in Section III - O&M CONTRACT Prices and Schedules for Variations, Clause 2.1.

28.3.2	Other Expenses

All other expenses incurred by CONTRACTOR at COMPANY’s written request or otherwise reimbursable under this O&M CONTRACT shall be reimbursed at documented cost, except as otherwise expressly provided herein.

28.3.3	Healthcare contracts for major equipment

COMPANY shall reimburse CONTRACTOR for fifty percent (50%) of the reasonable costs incurred in obtaining the healthcare contracts for major equipment of the FPSO subject to a cap of $3,000,000 for the duration of the INITIAL PERIOD.

29	INVARIABILITY OF PRICES

COMPENSATION and/or fees set forth in Section III - O&M CONTRACT Prices and Schedules for Variations shall, subject to other provisions of the O&M CONTRACT, remain unchanged during the term of the O&M CONTRACT.

30	VARIATIONS

The PARTIES recognize and agree that provision should be made to cover a variation in the obligations of CONTRACTOR under this O&M CONTRACT and that any such variation should only be made in accordance with the provisions of this Clause 29.

30.1	Without prejudice to the generality of the foregoing and for illustrative purposes only,

30.1.1	the following would be regarded as a variation in the obligations under this O&M CONTRACT:

(a)	instructions issued by the COMPANY which would result in a change to the specification of the FPSO as detailed in the Technical Section of “Form of Agreement” (Clause 2);

(b)	any request by the COMPANY to the CONTRACTOR to delay the schedule, or any delay to CONTRACTOR’s schedule caused by act or omission of any member of COMPANY GROUP; or

(c)	discovery of latent conditions in accordance with Clause 8.3.

30.1.2	The following would not be regarded as a variation in the obligations under this CONTRACT:

(a)	activities and/or resources to the extent necessitated, in whole or in part, by the act, error, negligence or omission of the CONTRACTOR GROUP; or

(b)	activities and/or resources to the extent necessitated, in whole or in part, by the CONTRACTOR’s failure to comply, or as are necessary in order to comply with any provision of this O&M CONTRACT.

30.2	The COMPANY may at its sole discretion from time to time, request a variation to the obligations the CONTRACTOR has to perform under this O&M CONTRACT (a “VARIATION ORDER”) and the CONTRACTOR shall (subject to this Clause) implement said variation and said variation shall not in any way be construed as invalidating this O&M CONTRACT or any ancillary document but shall form part of the obligations the CONTRACTOR performs under this O&M CONTRACT.

30.3	The CONTRACTOR shall be obliged to proceed with any variation proposed by COMPANY, provided that such variation would not:

30.3.1	be outside the general scope of its obligations provided for under this O&M CONTRACT; or

30.3.2	impact detrimentally upon the safe working of the FPSO.

30.4	If the COMPANY requests a variation under Clause 29.2, the CONTRACTOR will issue a variation proposal to the COMPANY providing:

30.4.1	a detailed technical narrative/description of the variation with a full and precise list of impacts/interfaces (if any);

30.4.2	details of the increase or decrease in compensation payable to the CONTRACTOR calculated in accordance with Clause 29.7;

30.4.3	an estimate of the time scale for and completion date of the variation; and

30.4.4	a detailed calculation using the procedure set out in this Clause 29 of any anticipated impact upon the schedule due to the proposed variation (together, where relevant, with any previous cumulative impacts of earlier VARIATION ORDERS) and to the extent applicable any proposed additional daily operating fees and any other rates or fees provided for in Section III – O&M CONTRACT prices and Schedules for Variations.

In preparing the variation proposal, the CONTRACTOR shall be obliged to have regard to:

30.4.5	optimizing the cost impact for the COMPANY; and

30.4.6	minimizing the adverse impact on the schedule.

30.5	If the CONTRACTOR considers that an occurrence has taken place for which it is entitled to receive a variation, the CONTRACTOR shall, before proceeding with any work affected by such occurrence, submit immediately in writing a variation proposal to the COMPANY in accordance with Clause 29.4.

30.6	On receipt of a variation proposal from the CONTRACTOR, the COMPANY may reject the variation proposal for any reason, including if the request is included in the obligations undertaken by the CONTRACTOR under the terms of the O&M CONTRACT, or the COMPANY may accept the variation proposal. In this case CONTRACTOR shall issue a VARIATION ORDER for signature by both PARTIES incorporating the terms of the variation proposal. A VARIATION ORDER when so signed shall be binding on both PARTIES. The VARIATION ORDER shall be governed by the provisions of this O&M CONTRACT.

30.7	Payment for a VARIATION ORDER shall be made by way of an agreed lump sum amount (to be invoiced and paid as agreed in the VARIATION ORDER) or as otherwise agreed by the PARTIES.

30.8	The CONTRACTOR shall not commence implementation of a variation requested by COMPANY (other than as provided in this Clause or in the instance of an emergency arising as determined at the CONTRACTOR’s reasonable discretion) until it has received a VARIATION ORDER approved by the COMPANY.

30.9	The CONTRACTOR shall not invoice and the COMPANY will not be obliged to make any payment in respect of any variation which has not been authorized by the COMPANY by means of a VARIATION ORDER.

30.10	If, after the EFFECTIVE DATE, there have occurred any changes in the existing laws and regulations of Nigeria, including but not limited to Bank Law or Exchange Control Law, or in the existing requirements of the CLASSIFICATION AUTHORITY or of any Governmental Authority (or in the interpretation or implementation by the relevant authority) or in the flag State’s requirements of the FPSO, which affect the CONTRACTOR’s performance (or the cost of performance) of its obligations under the O&M CONTRACT, or the CONTRACTOR’s net return after any taxes in Nigeria, or imposing any such taxes on dividends or distributions to CONTRACTOR’s shareholders or head office, then except to the extent such changes were known or reasonably foreseeable by CONTRACTOR at the time of signing of this O&M CONTRACT, the CONTRACTOR shall be entitled to a VARIATION ORDER in accordance with this Clause 29. For the purposes of this Clause “Governmental Authority” shall mean the government of Nigeria or any such ministry, bureau, agency, department, office or other organization of the government or any local governmental authority of Nigeria which may issue, request or make any authorization, consent, order, approval, resolution, license, exemption, permission, notarization, recording, filing or registration or other similar document,

31	INVOICING AND PAYMENT

31.1	On the EXECUTION DATE, CONTRACTOR shall prepare and send to COMPANY one invoice for all amounts covering the period from the EFFECTIVE DATE through the end of the month in which the EXECUTION DATE occurs that are payable by COMPANY under this O&M CONTRACT, and such invoice shall show the VAT rate and amount (where applicable).

31.2	Subject to Clause 30.1, on the first (1st) BUSINESS DAY of each month following the EXECUTION DATE, CONTRACTOR shall prepare and send to COMPANY an invoice for the amount equal to the applicable day rate (pursuant to Clause 1.2 of Section III) multiplied by the number of days in such month minus any TRUE-UP AMOUNT, and such invoice shall show the VAT rate and amount (where applicable). The “TRUE UP AMOUNT” shall equal the sum of all reductions to be made to the prior month’s invoice based upon any days of such invoiced month where a rate other than the invoiced day rate applied (or any suspension of rates due to total loss, requisition, expropriation, or any other reason). Payment for the TRUE UP AMOUNT applicable to the final invoice issued by CONTRACTOR hereunder shall be made by CONTRACTOR to COMPANY within 45 (forty-five) days of the date of such final invoice.

31.3	Within fourteen (14) days of receipt of the relevant invoice(s), COMPANY will revert identifying any disputed amounts. If COMPANY does not identify any disputed item, then the invoice(s) will be deemed undisputed in full.

31.4	Invoices shall be sent to:

Oceanic Consultants Nigeria Limited

Plot 1649, Olosa Street

Victoria Island

Lagos - Nigeria

31.5	Undisputed amounts will be payable within 30 (thirty) days of the invoice. All payments by COMPANY will be made in US Dollars and in immediately available freely transferable funds without discount, set-off or deduction of any kind, except as expressly permitted by this O&M CONTRACT, by inter-bank transfer, free of bank charges (other than those charged by CONTRACTOR’s bank) to such bank or financial institution as the OWNER shall designate in writing on the invoice, for credit to the account nominated by OWNER, subject to the requirements of Clause 44.9.

31.6	If an invoice issued in accordance with the terms of this O&M CONTRACT becomes overdue for payment, or at any time afterwards, the CONTRACTOR may notify the COMPANY in writing that such payment is overdue. After notifying COMPANY, if COMPANY fails to make payment of any undisputed amount owing within five (5) days of the due date, then all money due to the CONTRACTOR shall accrue interest, compounding monthly, from the due date of payment to the date of receipt by the CONTRACTOR.

31.7	The rate of interest payable under this Clause will be the aggregate of two per cent (2%) per annum and one month LIBOR (as displayed on Reuters Screen Page LIBOR at or about 11.00 hrs London time on the date upon which the payment became due and monthly thereafter, failing which as certified by a prime bank in London).

31.8	Payment by the COMPANY shall not prejudice its rights in the future to dispute any part of any invoice including any invoice previously paid. In the instance of dispute over any part of an invoice, the COMPANY shall not delay payment of the undisputed part of the invoice.

31.9	Any dispute concerning an amount contained within an invoice shall be resolved between the PARTIES in accordance with the provisions of Clause 37 unless otherwise agreed. Following resolution of the dispute any amount agreed or found to be payable shall be paid within thirty (30) days of the date of resolution.

31.10	All invoices submitted by the CONTRACTOR shall:

31.10.1	be made in one (1) original and 4 (four) copies;

31.10.2	show the VAT rate and amount (where applicable);

31.10.3	be submitted with sufficient documentation to support such invoices and permit verification by the COMPANY; and

31.10.4	be sent by mail, by delivery, or by any other means as may be agreed between the PARTIES from time to time.

31.11	Should the CONTRACTOR wish to change any bank or other financial institution to which payment is to be made, at least 10 (ten) days Prior written notice shall be given to the COMPANY of the new bank or financial institution and account details where such payment is to be made.

31.12	Records

CONTRACTOR shall maintain a complete and correct set of records pertaining to all aspects of the O&M CONTRACT, including the performance hereof by CONTRACTOR. COMPANY, in order to verify that all transactions between COMPANY and CONTRACTOR under the O&M CONTRACT satisfy all terms and conditions of the O&M CONTRACT, shall have the right at COMPANY’s sole expense to inspect and audit any and all relevant records relating to adjustments in cost or reimbursable expenses within a period of 5 (five) years after the transaction in question. Should the results of an audit so require, appropriate adjustments or payments will be made by the PARTIES.

32	PARENT COMPANY GUARANTEE

32.1	In order to guarantee its performance of the O&M CONTRACT, CONTRACTOR will furnish a Parent Company Guarantee from “Bumi Armada Berhad” in the same form annexed at Section III hereto. This Parent Company Guarantee will be exchanged with the Parent Company Guarantee to be furnished by COMPANY in accordance with Clause 31.2. Bumi Armada Berhad of Level 21, Menara Perak, 24 Jalan Perak, 50450 Kuala Lumpur Malaysia currently directly or indirectly owns 100% of the shares in CONTRACTOR. In the Parent Company Guarantee which will be furnished by CONTRACTOR, Bumi Armada Berhad will agree not to transfer any of its shareholding in CONTRACTOR without COMPANY’s prior consent, such consent not to be unreasonably withheld by COMPANY.

32.2	In order to guarantee its performance of the O&M CONTRACT, COMPANY will furnish a Parent Company Guarantee from CAMAC Energy, Inc. (NYSE: CAK) in the same form annexed at Section III hereto.

32.3	The Parent Company Guarantees referred to in Clauses 31.1 and 31.2 above will be delivered by the PARTY responsible therefor on or before a date that is 30 (thirty) days following the EXECUTION DATE.

33	TAXES

33.1	Payment

Except as expressly provided otherwise in this Clause 32, CONTRACTOR agrees to pay all taxes, levied or assessed on CONTRACTOR by any governmental authority in connection with or incidental to the performance of the O&M CONTRACT, including but not limited to withholding taxes, social security taxes and other social security benefits and taxes upon wages of CONTRACTOR, its agents, employees and REPRESENTATIVES. CONTRACTOR agrees to require the same undertakings from any member of CONTRACTOR GROUP and to be liable for, and indemnify COMPANY GROUP from any breach of such undertakings by such member of CONTRACTOR GROUP. CONTRACTOR agrees to reimburse COMPANY GROUP on demand for all such taxes, which COMPANY GROUP may be required to pay on account of the agents, employees and REPRESENTATIVES of CONTRACTOR or any member of CONTRACTOR GROUP.

33.2	Withholding tax and NCD Fund

CONTRACTOR shall submit invoices to COMPANY grossing-up the amounts stated in Section III and other amounts due to CONTRACTOR arising out of this O&M CONTRACT with the applicable withholding tax and NCD fund as prescribed by any current or future relevant Nigerian legislation, directive, decree or equivalent. COMPANY shall deduct withholding tax and NCD fund as prescribed by the applicable legislation by Federal Government of Nigeria. An official government receipt shall be provided for any and all monies deducted by COMPANY as a result of any Government directive.

33.3	VAT

Should payments made under the O&M CONTRACT attract Value Added tax (V.A.T.), the proper amount of such Tax shall be shown as a separate item on the prescribed form of Tax invoice and the total amount payable under the O&M CONTRACT by COMPANY shall include V.A.T. The rates and prices under the O&M CONTRACT are exclusive of V.A.T.

33.4	Penalties

CONTRACTOR shall be responsible for and shall pay any fines and penalties it may have incurred due to failure to comply with the requirements of the taxation jurisdiction when carrying out the O&M CONTRACT.

34	ASSIGNMENT

34.1	Assignment by COMPANY

The COMPANY may assign the O&M CONTRACT to any of its AFFILIATES or any other entity or CO-VENTURER, or pass-through the FPSO operational and maintenance services hereunder by way of a separate contract with a PERMITTED SUB-CHARTERER, upon receipt of CONTRACTOR’s written consent which shall not be unreasonably withheld. Any such assignment shall be subject to the conditions that it will not diminish the rights or increase the obligations of the CONTRACTOR, or otherwise increase the CONTRACTOR’s costs and provided the COMPANY GUARANTEE (or a guarantee from the ASSIGNEE’s parent) remains in full force and effect.

34.2	Assignment by CONTRACTOR

34.2.1	The CONTRACTOR agrees not to assign the whole or part of the O&M CONTRACT except:

(a)	where such assignment is to a lender by way of security (including assignment of any receivables due to CONTRACTOR under this O&M CONTRACT), provided that the CONTRACTOR shall give the COMPANY prior notification thereof and the CONTRACTOR shall remain liable for performance of all its duties and obligations under the O&M CONTRACT; and

(b)	in any other case, if the COMPANY gives its prior written consent (which it shall not unreasonably withhold in the case of an assignment to an AFFILIATE of the CONTRACTOR).

34.2.2	An assignment under Clause 33.2.1(b) shall not become effective until written notification by the COMPANY of its approval is delivered to the CONTRACTOR.

34.2.3	If CONTRACTOR assigns the whole or part of the O&M CONTRACT other than in accordance with this Clause 33.2, the O&M CONTRACT may be terminated by the COMPANY in accordance with Clause 13.

35	SUB-CONTRACT BY CONTRACTOR

The CONTRACTOR agrees not to SUB-CONTRACT any of its post DATE OF ACCEPTANCE operations under the O&M CONTRACT without written consent of the COMPANY (which shall not be unreasonably withheld). The sub-contracting of the operations, if so permitted by the COMPANY, shall in no event relieve the CONTRACTOR of its duties and obligations under the O&M CONTRACT.

36	COMPLIANCE WITH LAWS

Subject always to Clause 38 hereof CONTRACTOR agrees to comply with all laws, rules, regulations, ordinances, judgements, orders and other official acts of any governmental authority which are now or may, in the future, become applicable to CONTRACTOR, CONTRACTOR’s business, equipment and/or materials and personnel engaged in the performance of the O&M CONTRACT, or arising out of or incidental to such performance.

37	FORCE MAJEURE

37.1	Meaning

For the purpose of the O&M CONTRACT the expression FORCE MAJEURE shall mean any circumstances or events so listed in Clause 36.2 below or of a like kind beyond the reasonable control and contemplation of the PARTY affected which prevent or impede the due performance of the O&M CONTRACT, being circumstances or events which could not have been prevented or avoided by the exercise of due diligence, prudence or the adoption of all precautions. Save as specifically mentioned in Clause 36.2 below, weather conditions shall not constitute FORCE MAJEURE nor shall the shortage of labour, materials or other resources constitute FORCE MAJEURE unless caused by circumstances which are themselves FORCE MAJEURE.

37.2	Definitions

37.2.1	The circumstances which shall be within the definition of FORCE MAJEURE are, such as but not limited to:

(a)	acts of God;

(b)	decrees of government;

(c)	fire;

(d)	explosion;

(e)	flood;

(f)	lightning;

(g)	hurricane (Beaufort Force 12 and above);

(h)	war, invasion, or hostilities;

(i)	rebellion/revolution;

(j)	riot;

(k)	sabotage;

(l)	general national strikes or similar official national labour disputes;

(m)	ionizing radiation;

(n)	contamination by radio-activity;

(o)	pressure waves from aerial devices;

(p)	maritime disasters;

(q)	kidnapping; and

(r)	acts of terrorism.

37.2.2	The PARTIES shall be relieved from performance or delayed performance of their obligations under the O&M CONTRACT to the extent that owing to any circumstance or event of FORCE MAJEURE they have failed to comply with their respective obligations under the O&M CONTRACT. However, FORCE MAJEURE shall not relieve a PARTY from its obligation to make a payment under this O&M CONTRACT.

37.3	Notification

A PARTY seeking relief under this Clause shall notify the other PARTY forthwith of a circumstance or event of FORCE MAJEURE and shall with diligence furnish such relevant information as is available appertaining to such event.

37.4	Effects of FORCE MAJEURE

If FORCE MAJEURE occurs and the operation of the FPSO is suspended then CONTRACTOR shall take all necessary steps to minimize operating costs (unless otherwise required in the interest of safety or to maintain compliance with applicable laws) which reflect in particular, but are not limited to, the shutdown in production. Such action to reduce operating costs shall be mutually agreed. During such period of suspension, the DAILY COMPENSATION FEE payable under the CHARTERPARTY shall be reduced by 50% (fifty percent).

37.5	Termination for FORCE MAJEURE

If FORCE MAJEURE continues in excess of one hundred and twenty (120) days COMPANY shall have the right to terminate this O&M CONTRACT on condition that COMPANY has also terminated the CHARTERPARTY for force majeure on the same grounds and in accordance with the terms of the CHARTERPARTY either prior to or contemporaneously with the termination of this O&M CONTRACT.

38	ARBITRATION

38.1	Should any difference or dispute arise in connection with the interpretation or the performance of the O&M CONTRACT which cannot be resolved by the PARTIES, the same shall be referred to arbitration, and the O&M CONTRACT performance shall continue during the arbitration proceedings.

38.2	The arbitration shall be conducted in accordance with the rules of London Court of International Arbitration (LCIA) current at the time when the arbitration proceedings are commenced.

38.3	The Arbitration reference will be to a tribunal of 3 (three) Arbitrators. Each PARTY will appoint its own Arbitrator. The Arbitrators nominated by the PARTIES will appoint, by mutual agreement, the third Arbitrator.

38.4	The Arbitrator(s)’ decision shall be final and binding on both PARTIES and the relevant award shall be enforced in any court having applicable jurisdiction.

38.5	The venue and language of arbitration shall be London and English respectively.

39	APPLICABLE LAW

39.1	Law

The O&M CONTRACT shall be construed and governed in accordance with the law of England and Wales.

39.2	Notices

CONTRACTOR shall give all notices and comply with all laws, ordinances, rules and regulations normally bearing on the conduct of the O&M CONTRACT. If CONTRACTOR performs any acts contrary to such laws, ordinances, rules and regulations, CONTRACTOR shall bear all costs, fines and penalties arising therefrom.

40	CONFIDENTIALITY

40.1	The PARTIES undertake to consider all information under this O&M CONTRACT strictly confidential, to keep it as such and not to disclose or communicate it to non-authorized individuals, as well as to take all reasonable measures to assure and protect, in whole and in part, and however in any form, the confidentiality of said information , to anyone except with respect to information disclosed by either PARTY to its AFFILIATES or sub-contractors or to any of their respective officers and employees on a “need to know” basis for the purpose of this O&M CONTRACT or the CHARTERPARTY, in which event the PARTY disclosing such information to such of its AFFILIATES, officers and/or employees shall be responsible for ensuring the maintenance of confidentiality with respect to such information by such AFFILIATES, officers and/or employees; and

40.2	The PARTIES shall not, and shall ensure that their employees, agents, representatives and sub-contractors shall not, use or reproduce confidential information obtained pursuant to this O&M CONTRACT for purposes (including trading in securities of CAMAC Energy Inc., or any other publically traded companies within the COMPANY GROUP) other than those in furtherance of this O&M CONTRACT or the CHARTERPARTY nor shall either PARTY exchange or divulge to any THIRD PARTY any information obtained in the conduct of, or by reason of, the performance of this CHARTERPARTY except as expressly provided herein.

40.3	This Clause shall not apply confidential treatment to information:

40.3.1	which at the date of its disclosure is public knowledge or which subsequently becomes public knowledge other than by any act or failure to act on the part of the PARTY receiving such information hereunder (the “RECIPIENT”) or any of its AFFILIATES or any of their officers or employees; or

40.3.2	which is already known to the RECIPIENT as evidenced by its written record and was not acquired directly or indirectly from the party disclosing information under the O&M CONTRACT; or

40.3.3	which is at any time after the date of this O&M CONTRACT lawfully acquired by the RECIPIENT from any THIRD PARTY which is rightfully in possession of it and is not bound by an obligation of confidentiality in respect of it; or

40.3.4	which is required to be disclosed by law or by a court of competent jurisdiction; or

40.3.5	disclosed to any outside professional consultants or any bank or financial institution who may be giving financial advice to it or from whom it is seeking, or who is advising it in the obtaining of finance, upon obtaining a similar undertaking of confidentiality but excluding the terms contained in this Clause 39.3.5; or

40.3.6	disclosed to any of a PARTY’s auditors, professional tax or legal advisers; or

40.3.7	to the extent required by any governmental agency or the regulations of any recognized stock exchange.

40.4	The provisions of this Clause 39 shall survive for a period of three (3) years following the date of termination of this O&M CONTRACT.

40.5	In the event of a breach by CONTRACTOR, in whole or in part, of the confidentiality obligations imposed herein, COMPANY may assert a claim for suffered damages in addition to any remedy set forth in Clause 13 hereof. Without limiting the foregoing, in the event of a violation or breach, actual or threatened, in whole or in part, of the confidentiality provisions set forth in this Clause 39, the non-breaching PARTY may obtain, in addition to any other remedies available to such PARTY hereunder or under the CHARTERPARTY, or otherwise at law, such equitable relief as may be necessary to protect such non-breaching PARTY against such violation, breach or threatened breach.

41	NOTICES

41.1	All notices to be given with respect to the O&M CONTRACT shall be considered as given to COMPANY and to CONTRACTOR, respectively, if given in writing and delivered by hand or sent by courier, registered or certified mail, return receipt requested, or by facsimile. Such notices shall be deemed effective when delivered as follows:

41.1.1	if delivered by hand, on the day of delivery, if delivered before 17:00 in the place of delivery on a BUSINESS DAY, and otherwise on the next BUSINESS DAY;

41.1.2	if delivered by courier, registered or certified mail, upon delivery confirmation from such service;

41.1.3	if sent by fax, at the time of transmission, if received before 17:00 in the place of delivery on a BUSINESS DAY, and otherwise on the next BUSINESS DAY.

41.2	The address(es) of notice for COMPANY and CONTRACTOR shall be as below. The addresses, given may be changed by either PARTY advising the other in writing of its new address.

CONTRACTOR:

Bumi Armada (Singapore) Pte. Ltd.

78, Shenton Way#26-02A

Singapore 079120

Fax: +60 3 21635216

COMPANY:

Oceanic Consultants Nigeria Limited

Plot 1649, Olosa Street

Victoria Island

Lagos - Nigeria

Fax: +1 713 965 5128

42	REGISTRATION

CONTRACTOR shall comply with all requirements of the laws of the country(ies) having jurisdiction over the AREA OF OPERATIONS as regards establishing its company on a proper legal basis to operate or do business in such country(ies), including registration, if required, and comply in all respects with any requirements of the laws in such country(ies) which are applicable to the CONTRACTOR’s performance of its obligations under this O&M CONTRACT.

43	CUSTOMS FORMALITIES AND DUTIES

43.1	Customs formalities, where required, to export/import CONTRACTOR’s equipment and/or materials from any place to the AREA OF OPERATIONS, shall be for CONTRACTOR’s care and cost.

43.2	Subject to Clause 42.5, COMPANY will reimburse CONTRACTOR for all customs and excise duties, fees, taxes (but only to the extent related to importing of goods or materials or clearing customs with respect thereto, and excluding without limitation any taxes on income or profits), licenses, import and export tariffs, pilotage fees, wharfage fees, canal fees, or similar charges imposed by any competent authority, including any brokerage fees in connection therewith and which CONTRACTOR is obligated to pay and does pay on COMPANY’s reimbursable items that are used exclusively in the performance of the O&M CONTRACT on a temporary importation basis.

43.3	Such reimbursement shall only be to the extent that CONTRACTOR does not receive credit, refund, discount or other benefit.

43.4	COMPANY shall not be obligated to pay CONTRACTOR for failing to pay said duties, fees, taxes, licenses or similar charges when due.

43.5	PARTIES agree to cooperate with each other in seeking an extension of the current temporary importation status of the FPSO with CONTRACTOR’s Nigerian affiliate company, Century Bumi Limited as consignee for the importation. In the event that the competent authority in Nigeria imposes the permanent importation required for the FPSO, OWNER/CONTRACTOR shall be liable for costs of such permanent importation.

44	LOCAL CONTENT

CONTRACTOR, in inviting to tender for SUB-CONTRACTS, shall where reasonably appropriate give to suitable Nigerian contractors, vendors and suppliers an opportunity to tender, provided however that nothing contained in this clause shall be construed to require any such invitation, or the award of any SUB-CONTRACT if, in CONTRACTOR’s opinion, the terms thereof are not technically and/or economically acceptable, or to prevent or discourage CONTRACTOR from inviting to tender or awarding SUB-CONTRACTS to contractors, vendors or suppliers from countries other than Nigeria. Whenever appropriate, CONTRACTOR shall make reasonable efforts to hire local labor, according to skills, availability and the kind of work to be accomplished.

45	ANTI-CORRUPTION

45.1	At all times from and after the date of execution of the O&M CONTRACT, the PARTIES shall, and shall procure that their AFFILIATES shall comply with all Applicable Anti-Corruption Laws, including any future anti-corruption or anti-bribery laws, regulations or requirements of any jurisdiction, that are or may become applicable to the PARTIES or their AFFILIATES during the term of the O&M CONTRACT.

45.2	Specifically, each PARTY confirms, to the extent of its knowledge, that in connection with this O&M CONTRACT, neither it, nor any of its AFFILIATES and its contractors and subcontractors, and its and their respective directors, officers, employees, agents and representatives or other persons working for or on behalf of any of the foregoing with respect to this O&M CONTRACT, has made, offered, authorized or promised to make, any payment, gift, promise or other advantage (including any fee, gift, sample, travel expenses, entertainment, service, equipment, loan, debt forgiveness, donation, grant or other payment or support in cash or in kind), directly or indirectly, to any PROHIBITED PERSON (a) for the purpose of obtaining or retaining business or favourable government action, influencing any official act or decision of a PROHIBITED PERSON or inducing such PROHIBITED PERSON to use his or her influence over any governmental act or decision or otherwise secure any improper advantage for any party or (b) that would otherwise violate any Applicable Anti-Corruption Law.

45.3	Each PARTY further agrees and undertakes, respectively, that in connection with this O&M CONTRACT, neither it, nor any of its AFFILIATES and its contractors and subcontractors, and its and their respective directors, officers, employees, and agents, will make, offer, authorize or promise to make, any payment, gift, promise or other advantage (including any fee, gift, sample, travel expense, entertainment, service, equipment, loan, debt forgiveness, donation, grant or other payment or support in cash or in kind), directly or indirectly, to any PROHIBITED PERSON (a) for the purpose of obtaining or retaining business or favourable government action, influencing any official act or decision, of a PROHIBITED PERSON or inducing such PROHIBITED PERSON to use his or her influence over any governmental act or decision or otherwise secure any improper advantage for any party or (b) that would otherwise violate any Applicable Anti-Corruption Law.

45.4	As a matter of corporate policy, each PARTY expressly prohibits payment of bribes and also payment of any so-called “facilitation” or “grease” payments in connection with its business operations by any contractor, agent or subcontractor engaged to provide goods or services to such PARTY or its AFFILIATES.

45.5	Notwithstanding the foregoing undertakings, each PARTY agrees to notify the other promptly upon discovery of any instances where it has formed a reasonable belief that it, any of its AFFILIATES or its contractors or subcontractors, or its or their respective owners, directors, officers, employees, agents or representatives failed to comply with any provisions of this Clause 44.

45.6	Each PARTY agree and undertake that in connection with this O&M CONTRACT and in connection with any other business transactions involving the other in the Federal Republic of Nigeria, each PARTY, and each of their respective AFFILIATES, contractors and subcontractors:

45.6.1	will apply effective disclosure controls and procedures;

45.6.2	will maintain throughout the term of the O&M CONTRACT and, except as otherwise provided herein, for at least three (3) years following the expiration or termination of this O&M CONTRACT, books, records and accounts which, in reasonable detail, accurately and fairly reflect the transactions undertaken and the disposition of assets; and

45.6.3	will maintain an internal accounting control system that is sufficient to ensure the proper authorization, recording and reporting of all transactions and to provide reasonable assurances that violations of the anticorruption laws of the applicable jurisdictions will be prevented, detected and deterred.

45.7	The OWNER agrees and acknowledges that the COMPANY, itself or through its duly appointed representatives, shall have the right during normal business hours and upon reasonable notice to inspect and audit any and all books and records of the OWNER relating to the OWNER’s compliance with its obligations under this Clause 44, and to make copies, at its expense, of any such books and records.

45.8	Each PARTY agrees to cooperate with the other as the other may request in making its books, records and personnel available in connection with any investigation conducted by governmental authorities of matters that may implicate transactions or activities carried out by the PARTIES in connection with this O&M CONTRACT. Each PARTY will also provide the other PARTY with such further assurances or certificates that such party may reasonably request from time to time during the term of the O&M CONTRACT relating to matters covered by this Clause 44, and each PARTY shall, upon request, certify to the other PARTY in writing its compliance with this Clause 44 on an annual basis.

45.9	All payments by the COMPANY to the OWNER shall be made in accordance with the terms of payment specified in this O&M CONTRACT. In the absence of any such specific payment instructions elsewhere in this O&M CONTRACT, payments by the COMPANY to the OWNER shall only be made by cheque or wire transfer to a bank account of the OWNER as mutually agreed by the PARTIES in the country in which the OWNER is incorporated or where it has its head office, or to its office in the Federal Republic of Nigeria, details of which shall be given by the OWNER to the COMPANY in writing. Such notification shall be deemed to constitute a representation that the bank account so notified is owned solely by the OWNER and that no person other than the OWNER has any ownership of or interest in such account.

45.10	Each PARTY represents represent and covenants that (a) no Prohibited Person will have, during the term of the O&M CONTRACT, a direct or indirect interest in it or in this O&M CONTRACT, or in the proceeds thereof, and (b) it shall notify the other PARTY promptly and in writing of any change in the foregoing.

45.11	Each PARTY further agrees and undertakes that with respect to any contractors and subcontractors they may engage in connection with this O&M CONTRACT or any other business transactions in the Federal Republic of Nigeria involving the PARTIES that it will conduct appropriate due diligence prior to appointing or engaging such contractors or subcontractors to ensure that they are duly qualified to perform the tasks for which they have been engaged and that they are of good reputation

46	SURVIVAL

Notwithstanding any other provision of the O&M CONTRACT the following conditions shall survive expiration or termination of the O&M CONTRACT (together with any accrued payment obligations of the PARTIES and obligations relating to the redelivery of the FPSO):

PATENT INDEMNIFICATION

INSURANCE AND INDEMNITY

PARENT COMPANY GUARANTEES

ARBITRATION

APPLICABLE LAW

CONFIDENTIALITY

NOTICE

ANTI-CORRUPTION

SURVIVAL

OVERALL LIABILITY

any and other provision which by its nature should continue to apply after termination.

47	PATENT INDEMNIFICATION

47.1	In addition to any other indemnifying provisions contained herein, CONTRACTOR represents and warrants that the use or construction of any and all procedures, equipment and/or materials, the FPSO or any process furnished by CONTRACTOR and used in the O&M CONTRACT do not infringe any license, patent or other trade secret which has been issued or applied for, and CONTRACTOR agrees to protect, defend, indemnify and hold COMPANY harmless from and against any and all claims, losses, costs, demands, damages, suits, judgments, penalties, liabilities, debits, expenses and causes of action and every other claim or litigation (including all costs thereof and attorney’s fees) of every kind and character whether known or unknown, whether predating the O&M CONTRACT or not, made by or arising in favour of daily patentee, licensee or claimant of any right or priority to such procedures, equipment and/or materials, FPSO or process, or the use or construction thereof, which may result or arise from furnishing or use of any such procedures, equipment and/or materials, FPSO or process by CONTRACTOR in connection with the O&M CONTRACT.

47.2	All intellectual property of CONTRACTOR GROUP shall remain vested in the CONTRACTOR GROUP. CONTRACTOR GROUP reserves the sole right to apply for patent or registrable rights in any country in respect of any article, process or idea developed, arising out of or conceived during the performance of the O&M CONTRACT.

47.3	CONTRACTOR grant to COMPANY, an irrevocable, perpetual, world-wide, royalty-free right to use or have used (as well as modify, transfer, adapt, copy, reproduce, exploit, apply, manipulate and otherwise enjoy) by COMPANY GROUP, and any third party for the provision of goods and services by such party to COMPANY GROUP under this O&M CONTRACT, any intellectual property rights owned by or licensed by CONTRACTOR GROUP during the performance of the O&M CONTRACT to the extent necessary or desirable for purposes of COMPANY exercising their rights and obligations under this O&M CONTRACT.

48	OVERALL LIABILITY

Other than in respect of CONTRACTOR’s obligations under Clauses 10.6, 32.1, and 46.1, and Article 26, CONTRACTOR’s total cumulative liability to COMPANY arising from or in connection with, the performance (or non-performance) under this O&M CONTRACT and combined with that of OWNER under the CHARTERPARTY shall be limited to fifty million United States Dollars (US$50,000,000).

49	PUBLICITY

Except to the extent required by law or nationally recognized stock exchange (in which case no such advance consent shall be required), each PARTY shall not, and shall procure that each member of its GROUP shall not, publish or permit to be published either alone or in conjunction with any other person any information or any other material of any kind relating to this O&M CONTRACT, without prior reference to and approval from the other PARTY. Such consent shall only apply to each specific application and relate only to that application. The accuracy of any information published by a PARTY or any member of that PARTY’s Group, which was not supplied directly by the other PARTY, shall be the absolute responsibility of PARTY publishing such information.

O & M

CONTRACT

SECTION III

CONTRACT FOR PROVISION OF OPERATIONAL

AND MAINTENANCE SERVICES FOR FPSO

ARMADA PERDANA IN THE OYO FIELD

DEVELOPMENT

O&M CONTRACT PRICES AND SCHEDULES

FOR VARIATIONS

No : OCEANIC/FPSO/14/002/1

1.	COMPENSATION for FPSO Operational and Maintenance Services

COMPANY shall pay CONTRACTOR the COMPENSATION in accordance with Section II, Clause 27.1.

2.	RATES AND FEES FOR REIMBURSABLE EXPENSES

2.1	CATERING AND ACCOMMODATION RATES FOR COMPANY PERSONNEL, SUPERNUMERARIES

With reference to Section II, Clause 27.3, COMPANY shall pay CONTRACTOR the following lump sum rates for the accommodation of its personnel or guests on board the FPSO:

Total US$
2.1.1. Breakfast or snack	11/ per person/ meal
2.1.2. Lunch	17/ per person/ meal
2.1.3. Dinner	17/ per person/ meal
2.1.4. Accommodation per night per person	30/ per person/ meal

2.2	RATES FOR OPTIONAL ADDITIONAL PERSONNEL AS MAY BE REQUIRED BY COMPANY ON THE FPSO DURING OPERATION

COMPANY shall pay CONTRACTOR the following daily rates for optional additional personnel as may be required by COMPANY on the FPSO during operations:

2.2.1 Production Supervisor	US$	750.00	per day (12 hours/day	)
2.2.2. Production Operator	US$	550.00	per day (12 hours/day	)
2.2.3. Cargo Master	US$	550.00	per day (12 hours/day	)
2.2.4. Foreman/Supervisor	US$	450.00	per day (12 hours/day	)
2.2.5. Mechanic	US$	400.00	per day (12 hours/day	)
2.2.6. Electrician	US$	400.00	per day (12 hours/day	)
2.2.7. E & I Technician	US$	450.00	per day (12 hours/day	)
2.2.8. Chief Engineer	US$	550.00	per day (12 hours/day	)
2.2.9. Fitter	US$	250.00	per day (12 hours/day	)
2.2.10. Crane Operator	US$	250.00	per day (12 hours/day	)

The accommodation and catering cost are included in the rate of said personnel. The above rates are applicable to short periods only when rotation is not required.

2.3	FEES FOR OTHER EXPENSES INCURRED BY CONTRACTOR

With reference to Section II, Clauses 27.3.2 and 27.3.3, COMPANY shall pay the expenses incurred by CONTRACTOR at documented cost plus 10% for services and 10% for procured items and subcontracts.

3.	VARIATION ORDERS

After the DATE OF ACCEPTANCE should COMPANY request a change in the Scope of Work under this O&M CONTRACT then by way of compensation COMPANY may choose at its sole discretion one or more of the following:

3.1	Lump sum and milestones payments to be mutually agreed by the PARTIES; or

3.2	Documented Cost as per Clause 2.3 above.

4.	KEY PERFORMANCE INDIDATOR (KPI) INCENTIVES

COMPANY shall pay CONTRACTOR KPI INCENTIVES in accordance with Section II, Clause 27.2 and Appendix II to this Section III - O&M CONTRACT Prices and Schedules for Variations.

SECTION III

APPENDIX “1”

CONTRACTOR’s and COMPANY’s “GUARANTEEs”

PARENT COMPANY GUARANTEE

This Parent Company Guarantee and Indemnity (the “Guarantee”) is entered into on this     day of                     , 2014 by Bumi Armada Berhad, a Company organised and existing under the laws of Malaysia with registered office at Level 21, Menara Perak, 24 Jalan Perak, 50450 Kuala Lumpur, Malaysia (the “Guarantor”), in favour of Oceanic Consultants Nigeria Limited (the “COMPANY”).

For and In consideration of good and valuable consideration receipt of which is hereby acknowledged by the Guarantor:

1	The Guarantor hereby irrevocably and unconditionally guarantees the prompt performance and execution of all obligations and liabilities (including, without limitation, interest to date of payment under the Contract) of its subsidiary, Bumi Armada (Singapore) Pte. Ltd. (the “CONTRACTOR”), under or in connection with the CONTRACT FOR THE PROVISION OF OPERATIONAL AND MAINTENANCE SERVICES FOR FPSO ARMADA PERDANA IN THE OYO FIELD DEVELOPMENT entered into between COMPANY and CONTRACTOR and effective as of 1 January 2014 in the context of the development of the Oyo Field in OML-120, Nigeria (the “Contract”) and guarantees the due performance of the CONTRACTOR’s obligations, and the punctual payment of all amounts due and payable by CONTRACTOR, under or in connection with the Contract.

If the CONTRACTOR fails to discharge any such obligation in accordance with the terms of the Contract the Guarantor will forthwith discharge the same (as if it were the principal obligor) and will pay COMPANY any and all documented damages COMPANY may incur and be entitled to under the Contract by reason of any such failure of the CONTRACTOR.

2	The Guarantor irrevocably and unconditionally agrees with the COMPANY that if, for any reason, any amount claimed by the COMPANY under Clause 1 is not recoverable on the basis of a guarantee, it will be liable as a principal debtor and primary obligor to indemnify the COMPANY against any cost, loss or liability it incurs as a result of the CONTRACTOR not performing its obligation and paying any amount expressed to be payable by it under the Contract on the date when it is expressed to be due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under Clause 1 if the amount claimed had been recoverable on the basis of a guarantee.

3	The liability of the Guarantor will not be discharged or impaired by any:

(a)	variation to or replacement of the Contract, or any change in the obligations undertaken by the CONTRACTOR

(b)	any time, waiver, consent, forbearance or indulgence by COMPANY as to any matter, including as to performance, payment, or any other matter whatsoever

(c)	disability, incapacity, insolvency, change in the status or constitution, judicial reorganisation, winding up or dissolution of the CONTRACTOR or the Guarantor or the COMPANY

(d)	change in relationship between the Guarantor and the CONTRACTOR, or

(e)	any assignment or transfer of the Contract or any interest in it by CONTRACTOR or by COMPANY (this Guarantee being for the benefit of COMPANY and its permitted assignees of the Contract)

or any other matter which would otherwise release a guarantor.

4	The Guarantor waives and releases all rights of subrogation and/or set-off which it may have against the CONTRACTOR and/or any rights to claim or prove as a creditor of the CONTRACTOR in competition with the COMPANY to any rights of COMPANY against the CONTRACTOR or any third party.

5	All payments by the Guarantor are to be made in US Dollars, without set-off or counterclaim, free and clear of any restriction, condition, deduction or withholding. If the Guarantor is required by any law to make a deduction or withholding from any payment (including tax) the amount due from the Guarantor will be increased as necessary to ensure that, after such deduction or withholding, COMPANY actually receives and retains an amount equal to the amount it would have received if no deduction or withholding had been required; for the avoidance of doubt, and notwithstanding the foregoing, Guarantor shall not be required to increase amounts as a result of deduction or withholding if, and to the extent that, under the terms and conditions of the Contract, the COMPANY was allowed to withhold or deduct without being required to increase the amount due

6	The Guarantor represents and warrants that it is a corporation duly organised and validly existing under the laws of Malaysia, it is solvent and able to pay its debts as they fall due, it has full power and authority to enter into this Guarantee, it has taken all necessary corporate and other action to authorise it to do so, and this Guarantee is legal, valid, binding and enforceable against it.

The Guarantor agrees to furnish to the COMPANY such evidence of the due authorisation and execution of this Guarantee as the COMPANY may reasonably request.

7	The Guarantor represents and warrants that it directly owns 100% of the shares in CONTRACTOR and agrees not to transfer any of its shareholdings in CONTRACTOR without COMPANY’s prior consent which consent shall not be unreasonably withheld by COMPANY.

8	No failure to exercise, or delay in exercising, a right of COMPANY under this Guarantee or the Contract will operate as a waiver of that right, nor will a single or partial exercise of a right preclude a further exercise of that right or the exercise of another right. No payment by the Guarantor will discharge the obligation of the Guarantor unless and until the COMPANY has received payment in full in the currency in which the obligation is denominated.

9	The amount to be paid by the Guarantor under this Guarantee shall include all documented costs and expenses (including legal fees) reasonably incurred by COMPANY in connection with the enforcement of this Guarantee or of the underlying obligation against the CONTRACTOR.

10	The Guarantor agrees that it shall not be necessary, as a condition to enforce this Guarantee, that suit be first instituted against the CONTRACTOR or that any right or remedies against the CONTRACTOR or any other party be first exhausted. Rather, it is understood and agreed that the liability of the Guarantor hereunder shall be primary, direct and in all respects unconditional.

11	This Guarantee extends to all obligations of CONTRACTOR expressed in the Contract, whether such obligations are undertaken by CONTRACTOR as a principal or as an agent for any other party to the relevant Production Sharing Contract covering Oil Mining Lease 120 Deep Offshore Nigeria.

12	This Guarantee shall terminate when the CONTRACTOR has no further liability (actual or contingent) to the COMPANY under the Contract.

13	All notices to be given by the COMPANY under this Guarantee to the Guarantor shall be made in writing and either delivered personally or sent by registered mail or certified mail or transmitted by facsimile to the following address/facsimile number:

Bumi Armada Berhad

Attention: CEO/ Executive Director

Level 21, Menara Perak

24 Jalan Perak, 50450 Kuala Lumpur

Malaysia

Fax: +6.03.2163.3600

Such notices shall be effective when delivered if delivered personally or when received if sent by registered or certified mail, or if sent by facsimile when the COMPANY receives confirmation of transmission.

This Guarantee shall be construed under English law. The Guarantor submits irrevocably to the exclusive jurisdiction of the English courts (provided that judgement may be enforced by the courts of any jurisdiction).

This Guarantee has been executed as a deed and it has been delivered on the date stated above.

[Signature Page Follows]

IN WITNESS THEREOF, executed as a Deed for and on behalf of:

Bumi Armada Berhad

Printed Name:

Title:

Witness:

Printed Name:

GUARANTEE

This Guarantee and Indemnity (the “Guarantee”) is entered into on this     day of             , 2014 CAMAC Energy, Inc. a Company organised and existing under the laws of Delaware with offices at 1330 Post Oak Boulevard, Suite 2250, Houston, TX 77056 (the “Guarantor”), in favour of Bumi Armada (Singapore) Pte. Ltd. (the “CONTRACTOR”).

For and in consideration of good and valuable consideration the receipt of which is hereby acknowledged by the Guarantor:

1	The Guarantor hereby irrevocably and unconditionally guarantees the prompt performance and execution of all obligations and liabilities (including, without limitation, interest to date of payment under the Contract) of its subsidiary, Oceanic Consultants Nigeria Limited (the “COMPANY”), under or in connection with the CONTRACT FOR THE PROVISION OF OPERATIONAL AND MAINTENANCE SERVICES FOR FPSO ARMADA PERDANA IN THE OYO FIELD DEVELOPMENT entered into between COMPANY and CONTRACTOR and effective as of 1 January 2014 in the context of the development of the Oyo Field in OML-120, Nigeria (the “Contract”) and guarantees the punctual payment of all amounts due and payable by COMPANY under or in connection with the Contract.

If the COMPANY fails to discharge any such obligation in accordance with the terms of the Contract the Guarantor will forthwith discharge the same (as if it were the principal obligor) and will pay CONTRACTOR any and all documented damages CONTRACTOR may incur and be entitled to under the Contract by reason of any such failure of the COMPANY.

2	The Guarantor irrevocably and unconditionally agrees with the CONTRACTOR that if, for any reason, any amount claimed by the CONTRACTOR under Clause 1 is not recoverable on the basis of a guarantee, it will be liable as a principal debtor and primary obligor to indemnify the CONTRACTOR against any cost, loss or liability it incurs as a result of the COMPANY not paying any amount expressed to be payable by it under the Contract on the date when it is expressed to be due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under Clause 1 if the amount claimed had been recoverable on the basis of a guarantee.

3	The liability of the Guarantor will not be discharged or impaired by any:

(a)	variation to or replacement of the Contract, or any change in the obligations undertaken by the COMPANY

(b)	any time, waiver, consent, forbearance or indulgence by CONTRACTOR as to any matter, including as to performance, payment, or any other matter whatsoever

(c)	disability, incapacity, insolvency, change in the status or constitution, judicial reorganisation, winding up or dissolution of the COMPANY or the Guarantor or the CONTRACTOR

(d)	change in relationship between the Guarantor and the COMPANY, or

(e)	any assignment or transfer of the Contract or any interest in it by COMPANY or by CONTRACTOR (this Guarantee being for the benefit of CONTRACTOR and its permitted assignees of the Contract)

or any other matter which would otherwise release a guarantor.

4	The Guarantor waives and releases all rights of subrogation and/or set-off which it may have against the COMPANY and/or any rights to claim or prove as a creditor of the COMPANY in competition with the CONTRACTOR to any rights of CONTRACTOR against the COMPANY or any third party.

5	All payments by the Guarantor are to be made in US Dollars, without set-off or counterclaim, free and clear of any restriction, condition, deduction or withholding. If the Guarantor is required by any law to make a deduction or withholding from any payment (including tax) the amount due from the Guarantor will be increased as necessary to ensure that, after such deduction or withholding, CONTRACTOR actually receives and retains an amount equal to the amount it would have received if no deduction or withholding had been required; for the avoidance of doubt, and notwithstanding the foregoing, Guarantor shall not be required to increase amounts as a result of deduction or withholding if, and to the extent that, under the terms and conditions of the Contract, the COMPANY was allowed to withhold or deduct without being required to increase the amount due.

6	The Guarantor represents and warrants that it is a corporation duly organised and validly existing under the laws of Delaware, it is solvent and able to pay its debts as they fall due, it has full power and authority to enter into this Guarantee, it has taken all necessary corporate and other action to authorise it to do so, and this Guarantee is legal, valid, binding and enforceable against it.

The Guarantor agrees to furnish to the CONTRACTOR such evidence of the due authorisation and execution of this Guarantee as the CONTRACTOR may reasonably request.

7	No failure to exercise, or delay in exercising, a right of CONTRACTOR under this Guarantee or the Contract will operate as a waiver of that right, nor will a single or partial exercise of a right preclude a further exercise of that right or the exercise of another right. No payment by the Guarantor will discharge the obligation of the Guarantor unless and until the CONTRACTOR has received payment in full in the currency in which the obligation is denominated.

8	The amount to be paid by the Guarantor under this Guarantee shall include all documented costs and expenses (including legal fees) reasonably incurred by CONTRACTOR in connection with the enforcement of this Guarantee or of the underlying obligation against the COMPANY.

9	The Guarantor agrees that it shall not be necessary, as a condition to enforce this Guarantee, that suit be first instituted against the COMPANY or that any right or remedies against the COMPANY or any other party be first exhausted. Rather, it is understood and agreed that the liability of the Guarantor hereunder shall be primary, direct and in all respects unconditional.

10	This Guarantee extends to all obligations of COMPANY expressed in the Contract, whether such obligations are undertaken by COMPANY as a principal or as an agent for any other party to the relevant Production Sharing Contract covering Oil Mining Lease 120 Deep Offshore Nigeria.

11	This Guarantee shall terminate when the COMPANY has no further liability (actual or contingent) to the CONTRACTOR under the Contract.

12	All notices to be given by the CONTRACTOR under this Guarantee to the Guarantor shall be made in writing and either delivered personally or sent by registered mail or certified mail or transmitted by facsimile to the following address/facsimile number:

CAMAC Energy, Inc.

1330 Post Oak Boulevard

Suite 2250

Houston, Texas 77056

Fax: +1 713 965 5128

Such notices shall be effective when delivered if delivered personally or when received if sent by registered or certified mail, or if sent by facsimile when the CONTRACTOR receives confirmation of transmission.

This Guarantee shall be construed under English law. The Guarantor submits irrevocably to the exclusive jurisdiction of the English courts (provided that judgement may be enforced by the courts of any jurisdiction).

[Signature Page Follows]

IN WITNESS THEREOF, executed as a Deed for and on behalf of:

CAMAC Energy, Inc.

Printed Name:

Title:

Witness:

Printed Name:

SECTION III

APPENDIX “2”

KEY PERFORMANCE INDICATOR (KPI) INCENTIVES

Bumi Armada Asset Management & Operation Key Performance Indicators – A Brief Review

75% of performance indicators allocated for Production/Operational index, monitored on daily basis and 25% for Annual Index, calculated on yearly basis.

The fractions of Asset Management & Operations (AMO) Operational KPI are shown as below chart:

Note: It is proposed that initially the percentage weight for Gas Injection be 30% and Water Injection be 0% (all others remaining the same as above.) Once it is confirmed that Water Injection is required and all COMPANY facilities (well, tree, flowline, etc.) are installed the percentage weights will revert to those proposed in the table above.

Annual Performance Incentive

With effect from and including July 1, 2014 for each calendar year the Company shall pay to the O&M Contractor an amount calculated in accordance with this provision (the “Annual Performance Incentive”).

The Annual Performance Incentive shall be made up of:

(i)	A production bonus (“ProdIncentive”);

(ii)	An injection bonus for Gas Compression (“GasIncentive”);

(iii)	An injection bonus for Water Injection (“WaterIncentive”);

(iv)	A bonus for the non-occurrence of lost time incidents and industrial strike action (“LTI_Incentive”);

(v)	An environmental, health, safety and social management bonus (“EHSS_Incentive”);

The Annual Performance Incentive for any calendar year shall be arrived at by applying the following formula:

The DailyIncentive of US$15,000.00 over 365 days corresponds to a maximum annual incentive of US$5,475,000.

A. Production and Operational Index

1.	Production Incentive target availability –

a. A volumetric approach – % of target achievable to be handled by process topside per day

b. Target issued by Client based on historical data and maintenance plan provided by BAB operation team

c. Effective maintenance/shutdown scheduling is important to avoid excessive hour usage

d. Production incentive is “all or nothing”: if ActualGrossProd equals or exceed ProdTarget for the day then 100% of the daily ProdIncentive is earned. If ActualGrossProd is less than ProdTarget no ProdIncentive is earned.

e. Daily ProdIncentive =

—	Weightage = 35% from DailyIncentive

—	ProdIncentive = Incentive for hydrocarbon

—	AnnualShutdownDaysAllowance = 10 days

—	ActualGrossProd = actual gross liquid hydrocarbon production for the day

—	ProdTarget = the target daily processing quantity for the FPSO, which is agreed between COMPANY and CONTRACTOR

—	ProductionState = 1 if the producer wishes and can produce to the nominated gross liquids and it is not a planned shutdown day under the AnnualShutdowDaysAllowance; 0 otherwise;

provided that if the O&M Contractor:

fails on any day to handle produced water in a manner that is in compliance with all applicable laws and regulations, then ProdIncentive for that day shall be zero dollars.

2.	Injection – Water

a. Below target – reduction on performance incentive.

—	Weightage = 15% from daily incentive

—	WaterIncentive = Water Injection Incentive for the day

—	WaterInjTarget = daily water injection target (set by the Producer monthly)

—	MinWaterInjTarget = daily minimum water injection target (fixed number to be determined)

—	ActualInjectionAmount = actual amount of water injected in the day

b. 100% of daily WaterIncentive is earned if ActualInjectionAmount meets or exceeds WaterInjTarget. Zero incentive is earned if ActualInjectionAmount is less than MinWaterInjTarget. Incentive is pro-rated if ActualInjectionAmount is between WaterInjTarget and MinWaterInjTarget.

c. Injection equipment/system performance, reservoir condition will be the pivotal factors.

d. In-house Rotating specialist can ensure the system integrity

e. BAB must be given access to Client reservoir layout, well testing scheme, production programme

f. If FPSO Water Injection facilities are fully operational and available for water treatment and injection but injection is limited due solely to failure of COMPANY facilities, a minimum of 50% of daily WaterIncentive will be earned.

2.	Gas Injection

a. below target – reduction on performance incentive.

—	Weightage = 15% from daily incentive

—	InjectionIncentive= Injection incentive for the day

—	GasInjTarget = daily gas injection target (set by the Producer monthly)

—	MinGasLiftTarget = daily minimum gas injection target (fixed number to be determined)

—	ActualInjectionAmount = actual amount of gas injected in the day

b. 100% of daily GasIncentive is earned if ActualInjectionAmount meets or exceeds GasInjTarget. Zero incentive is earned if ActualInjectionAmount is less than MinGasInjTarget. Incentive is pro-rated if ActualInjectionAmount is between GasInjTarget and MinGasInjTarget. Daily GasIncentive cannot exceed 0.15xDailyIncentive.

c. Injection equipment/system performance, reservoir condition will be the pivotal factors.

d. In-house Rotating specialist can ensure the system integrity

e. BAB must be given access to Client reservoir layout, well testing scheme, production programme

f. If FPSO Gas Compression facilities are operational and available to compress all produced gas but gas injection is limited due solely to failure of COMPANY facilities, a minimum of 50% of daily GasIncentive will be earned.

3.	Safe Practise – safety performance LTI

a.

—	Weightage = 10% from daily incentive

—	LTI-Incentive = bonus earned for non-occurrence of LTIs and Industrial Strikes for the day

—	LTI_Strike_State = 1 if no LTIs occurs and no industrial strike occurs all day 0 otherwise

B. Annual Index

1.	Environment, Health, Safety & Sustainability (EHSS)

—	Weightage = 25% from DailyIncentive

—	EHSS_Incentive = bonus earned for executing an EHSS Initiative

—	EHSS_InitiativePerformance = 1 if the EHSS Initiative is executed to the satisfaction of Client, 0 otherwise

—	EHSS_InitiativeCount = total EHSS Initiatives in the year

On or before the first day of January in each calendar year, the Parties shall use their best endeavours, and acting in good faith, to agree the EHSS Initiatives for the then current calendar year.

Not less than 5 EHSS Initiatives, unrelated to LTIs, should be identified each year. Initiatives that should be considered in this category include actions relating to improving employee morale, retention of staff, training and promotion of local staff, community relations, and development of local content.

Summary

Maximum Annual Incentive	US$	5,475,000	Per 365 days
DailyIncentive		$15,000.00	Per days
Incentive Break Down $/day
Oil Incentive		$5,250.00	35% from daily incentive
Gas Injection Incentive		$2,250.00	15% from daily incentive
Water Injection Incentive		$2,250.00	15% from daily incentive
LTI Incentive		$1,500.00	10% from daily incentive
EHSS Incentive (Annual)		$1,368,750.00

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	72 of 101

OML 120/121

OYO EXPANSION

SCOPE OF WORK

FPSO SUPPLY AND FIELD OPERATION

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	73 of 101

RECORD OF AMENDMENT It is certified that the amendments listed below have been incorporated in this copy of the publication.
AMENDED SECTION	PARAGRAPH NO.	DESCRIPTION OF CHANGES

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	74 of 101

TABLE OF CONTENTS

1.0	INTRODUCTION	75

1.1	General	75

1.2	Oyo Field Expansion Description	75

1.3	Outline of Scope of Work	76

2.0	OPERATIONS	77

2.1	General	77

2.2	Operations Organisation	77

2.3	CONTRACTOR’s Obligations	78

2.4	COMPANY’S Obligations	80

2.5	Maintenance	80

2.6	Classification Surveys	82

2.7	Personnel	82

2.8	COMPANY’s Accommodation and Facilities on Board the FPSO	82
2.8.1	Accommodation Facilities	82
2.8.2	Meals	83
2.8.3	Laundry	83
2.8.4	Office Facilities	83
2.8.5	Communications	84

3.0	QUALITY ASSURANCE	84

4.0	INTERFACES AND RESPONSIBILITIES	85

4.1	General	85

4.2	Matrix of Interfaces	85

4.3	Responsibility Tables	96

5.0	HEALTH, SAFETY AND ENVIRONMENT (HSE)	101

APPENDIX 1 – FPSO ACTION TRACKING REGISTER		101

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	75 of 101

1.0	INTRODUCTION

1.1	General

In this SECTION the words and expressions established as definitions in SECTION II - CONDITIONS OF CONTRACT shall have the same meanings as assigned to them in such section, except when the context otherwise requires.

The PROJECT Title shall be:

OML 120

OYO FIELD EXPANSION

FPSO SUPPLY & FIELD OPERATION

This title shall appear on all drawings, documents and correspondence appertaining to the CONTRACT.

1.2	Oyo Field Expansion Description

The information provided in this subsection is based on the best available knowledge of the COMPANY at this time. It is provided for information purposes only.

The initial phase of Oyo Expansion will include the drilling and completion of two new producing wells and either a water injection well or a third producing well, depending on reservoir requirements and drilling results. To bring online the first two new producing wells (Oyo-7 and Oyo-8) as quickly as possible it is planned to shut-in and abandon the currently producing wells (Oyo-5 and Oyo-6). The subsea systems (trees, flowlines, umbilicals, etc.) from the two abandoned wells will be relocated and connected to the two new wells. No change is expected on the FPSO other than an increase in production; the existing risers and umbilicals will remain in place.

The third well to be drilled will be either another producing well or a water injection well. In either case it will be necessary to install a new riser and flowline and make any other modifications necessary to connect this new well to the FPSO systems.

During the second phase of Oyo Expansion it is envisaged to drill up to three additional producing wells.

For all phases, all excess produced gas will continue to be reinjected into Oyo-4.

Similar to the current producing wells, all future pipeline and riser systems will be designed for 5ksi (345bar) internal pressure rating. Each producing well will be equipped with a 10kpsi horizontal tree. Choking of the well streams will occur aboard the FPSO. Each well will be connected to its pipeline system with a vertical or horizontal connector.

As the Oyo Field Expansion may include one or more water injection wells to maintain reservoir pressure it is necessary to commission the existing water injection system onboard the FPSO.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	76 of 101

All future subsea wells will be controlled via an electro-hydraulic control system connected to the wells. The main umbilical will be connected to the FPSO porch will be through an “I” tube and will be free-hanging to a Lazy “S” at the seabed.

During the term of the CONTRACT, COMPANY may want to consider various enhanced oil recovery upgrades for the FPSO, including condensate stripping and stabilization.

1.3	Outline of Scope of Work

The CONTRACTOR shall carry out all activities required to operate and maintain the FPSO in accordance with Section VI “Basis of Design”, to be chartered by the COMPANY for the period and under the clauses specified in the CONDITIONS of CONTRACT. The work, as described in this Section (the “WORK”), shall include, but not be limited to, the following:

—	CONTRACTOR shall complete all maintenance and repair items identified as necessary to bring the FPSO back in to compliance with Section IV “Basis of Design, as listed in Appendix 1 to this Scope of Work.

—	The management and operation of the FPSO within the timeframe indicated in CONTRACT.

—	Development of Nigerian Content

—	The provision all necessary services and assistance to COMPANY as necessary to implement the field expansion plans outlined in subsection 1.2 above. Such services and assistance may include but is not limited to the items below, and subject to CONDITIONS OF CONTRACT, Article 28 - Variations in the CHARTERPARTY or Article 29 - Variations of the O&M Contract, as applicable:

—	Interfacing with COMPANY’s other contractors, including Flexible Contractor, Subsea Contractor, Drilling Contractor, and Installation Contractor, as better defined in subsection 4.0 below.

—	Provision of winches, operating personnel, and other temporary equipment as necessary to pull in new risers.

—	Engineering, procurement, fabrication, installation, and testing of new riser spool pieces, manifold extensions, valves, and associated appurtenances to connect new risers to the FPSO system(s).

—	Preparation of engineering studies if requested by company to evaluate enhanced oil recovery schemes.

—	Support for commissioning and decommissioning of flowlines.

—	Support for clean-up of new production wells.

—	Provision of logistic support (e.g. personnel, systems, facilities, marshalling sites, shore base support, security, transportation, telecommunications, lodging and catering) for CONTRACTOR personnel, including subcontractors and vendors.

—	Preservation, retention, and updating, where applicable, of all documents, drawings, dossiers, procedures, and manuals originally produced during the design and conversion process under the NAE CHARTERPARTY.

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2.0	OPERATIONS

2.1	General

The CONTRACTOR shall provide a dedicated Operation Organization for the proper and continuous supervision and control of the Operations at Oyo field.

The CONTRACTOR warrants that it has the necessary management, support and overall experience necessary to provide effective management of both the onshore and offshore parts of the Operations at field and that sufficient corporate resources shall be made available in the numbers of management personnel having the levels of corporate authority necessary to exercise such management, co-ordination and direction over its work force, suppliers, sub-contractors and the constituent members of any consortium or joint venture in order to achieve the CONTRACT requirements of quality and program.

2.2	Operations Organisation

A structured organization shall be established by CONTRACTOR to manage the overall operation of the FPSO at Oyo field. The operations will be directed from the CONTRACTOR Central Office and managed on a day to day basis by the FPSO Management Team reporting to the onshore base Management in Nigeria.

The activities to be carried out by the Central Office shall include, but not be limited to:

—	Overall management and administration of the Contract with the COMPANY.

—	Overall direction of onshore base and FPSO.

—	Liaison with and reporting to the COMPANY where necessary; normal contact with the COMPANY will be kept by onshore base.

—	Establishment of the formal SMS system.

—	Establishment of budget, preparation of financial reporting and forecasting.

—	Procurement services for spare parts, stores and consumables.

—	Technical back-up to the offshore operations through the onshore Base.

The activities on charge the Onshore Base shall include, but not to be limited to:

—	Management of onshore and offshore facilities.

—	Management of office, storage and transit facilities.

—	Management of the supply of spare part, consumables and other materials for the FPSO.

—	Procurement of local materials and consumables.

—	Organisation and co-ordination of the transport of materials and personnel to/from the FPSO.

—	Periodic reporting of activities, performances and results to the Operation Manager in accordance with formal procedures.

—	Establishment of budgets and management of financial aspects for all onshore activities.

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The FPSO team shall have in charge the following task:

—	Management and operation of the FPSO, including offloading activities.

—	Offshore liaison with and reporting to the Client.

—	Implementation of Central Office prescribed policies, procedures and SMS.

—	Responsibility for offshore safety under the formal HSE.

—	Receipt, processing, storage and offloading crude oil.

—	Maintenance of the FPSO under a formal planned Maintenance System in accordance with Classification Society requirements.

—	Inspection and ordinary maintenance (minor consumables and personnel) of flowline and subsea system.

—	Accommodation of FPSO complement and supply of catering services.

—	Co-ordination and direction of stand-by and supply vessels.

—	Periodic reporting of all activities to the onshore Base.

2.3	CONTRACTOR’s Obligations

CONTRACTOR shall operate the FPSO for the duration of the O&M Contract in an efficient and competent manner, in order to meet all the operative requirements and to achieve the target performances as specified in documents of Section VI – “Design Basis”. It is responsible for all the field management activities including process plant, vessel utilities and offloading system.

CONTRACTOR shall deliver hereunder and manage and operate the FPSO in accordance with the terms of Section II -CONDITIONS of CONTRACT.

CONTRACTOR shall exercise due diligence to maintain the FPSO in an efficient and good operating condition for the entire life and any extensions, according to the maintenance Scope of Work described in the following paragraphs.

CONTRACTOR shall exercise due diligence to provide competent personnel and maintain the complement of officer(s) and crew and, when required, by a safe management of the system, additional competent and/or specialised personnel. In particular CONTRACTOR shall supply a well trained Mooring Master, who will have in charge the supervision of the offloading operations.

CONTRACTOR shall provide a crew member who can be trained by COMPANY to operate the Subsea Control System under COMPANY’s instructions, and personnel to manage chemicals required for topsides facilities and fuels and lubricants required for normal operations.

CONTRACTOR will furnish replacements for those items used from its inventory for day to day operation.

CONTRACTOR will furnish a laboratory equipment for crude analysis in accordance to the Nigeria requirements.

CONTRACTOR shall use reasonable skill and care in conducting the offloading of cargo from the FPSO to off-taking tankers in accordance with operating procedures as specified in the agreed Terminal Regulations (NEED REFENCE).

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CONTRACTOR shall provide all bunker oil, grease, lubricants, and fresh water required for operation and maintenance of the FPSO.

CONTRACTOR shall procure and provide all diesel fuel, chemicals, and fluids related to operation and maintenance of the FPSO. Costs for these items will be reimbursed by COMPANY in accordance with the O&M CONTRACT.

CONTRACTOR shall provide and maintain all necessary oil spill response equipment in accordance with the agreed and approved Oil Spill Response and Contingency Plan.

—	Oil Spill Response Manual: AMO-CBGF-ALL-HSE-MAN-0004

—	APK: Shipboard oil Pollution Emergency Plan (SOPEP): 21002-BAB-OP-0490

—	APD: Shipboard oil Pollution Emergency Plan (SOPEP): 21004-BAB-OP-0490

—	TGT: Shipboard oil Pollution Emergency Plan (SOPEP): 21006-BAB-OP-0490

—	Facility Oil Spill Response Plan: AMO-INDI-ARS-HSE-PLN-0006

CONTRACTOR shall be responsible to furnish to COMPANY at the scheduled date all documents and drawings it may have in its possession regarding the FPSO (in respect of the Nigerian law and regulations) necessary for COMPANY to obtain the authorisations and permits for the operations at the AREA OF OPERATIONS.

CONTRACTOR shall provide logistic support including:

—	an onshore base for personnel reception and good storage,

CONTRACTOR shall identify and agree with the COMPANY the limitations for the offloading operations. Terminal availability for berthing and loading will remain under full responsibility and control of the FPSO Mooring Master.

CONTRACTOR shall design, supply and enforce adequate systems and procedures, in addition to standard notices to ships and lights and fog horns, to ensure the highest safety level of the FPSO against risk of collisions with passing vessels. The procedures shall include, but not be limited to, reliable measures to detect at a distance the passing vessel, and react by alarms and communication, to warn off any vessel entering a specified distance range from the FPSO.

CONTRACTOR shall carry out all the actions to prevent wax and hydrate blockage during planned and unplanned well shut down, on COMPANY Representative request. This includes flowlines flushing with Oyo fluids, flowline flushing and cleaning using a batch of diesel and Oyo produced fluids, receiving and disposal of the waxy deposits. Provisions to be made to meet the requirements of Basis of Design.

CONTRACTOR shall perform all the laboratory tests on the incoming oil from wells, under Company request and witness, by supplying and operating all the laboratory equipment required to perform the above quality tests. It shall also perform at its charge all the quality tests on the product to be delivered to the shuttle tanker, to prove to COMPANY Representative that it is in compliance with the export specification.

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CONTRACTOR shall keep onboard the FPSO and maintain the agreed and approved O&M Manuals for the FPSO.

CONTRACTOR shall maintain a complete and correct set of records pertaining to all aspects of this Contract, including, but not limited to, meteorological information, vessel performances, offloading sequences and parameters, production performances, system failures and damages, maintenance activities. It shall also keep regularly updated the manuals and the drawing according to any modification introduced during the operating phases.

CONTRACTOR shall perform all the actions required for the system abandonment and removal of FPSO at the end of the service life, including dismission and recovery of risers and mooring system, under COMPANY’s Specification and in accordance with terms of the CHARTERPARTY and O&M CONTRACT.

2.4	COMPANY’S Obligations

COMPANY will prepare the subsea production system so as to permit the proper installation of the flowline system.

COMPANY will furnish any and all authorisations and permits required for the installation of the system, and for the FPSO to operate at the AREA OF OPERATIONS, except for authorisations and/or periodic testing relevant to the vessel.

COMPANY will provide crude oil from the wells.

COMPANY will provide helicopter for transfer of Company and Contractor’s crew members.

COMPANY will supply the shuttle tankers for periodic crude oil offloading. Planning of terminal operations will be performed on a three months basis and shall be agreed with CONTRACTOR, according to the expected production profile.

COMPANY will provide support vessel(s) and escort tug(s) required for CONTRACTOR performance under the O&M Contract.

COMPANY will coordinate the interface with the Nigerian governmental authorities for the offshore petroleum activities and any other relevant authorities with regard to permits, authorizations and consents for the FPSO.

COMPANY will reimburse at cost the bunker oil and/or diesel fuel required for offloading, well shut down and start up.

2.5	Maintenance

CONTRACTOR shall at all times maintain and preserve the FPSO in good condition, working order and repair, by performing all the required intervention and modifications in order to maintain the design level of safety, reliability and operativity of the system.

CONTRACTOR shall perform all the maintenance activities on the FPSO system in accordance to SECTION II - CONDITIONS of CONTRACT”. COMPANY will supply all means and equipment to perform maintenance activities on the subsea system. Company shall agree with CONTRACTOR the intervention procedures and shall ensure that the above work minimize the impact on the production process and the interference with the FPSO.

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CONTRACTOR shall maintain the FPSO including its associated processing equipment so as to entitle it to the classification and rating of appointed Classification Authority, submitting the FPSO to all required surveys. Annually, during each year of the CONTRACT, it shall furnish to COMPANY reproduced copies of all annual certificates required and issued by the Classification Authority dated within the previous 30 days, evidencing the maintenance of such classification.

CONTRACTOR shall agree with the appointed Classification Authority the maintenance schedule for classification purposes, so to minimize the impact on the production regularity.

CONTRACTOR shall keep regularly informed COMPANY of the maintenance activities performed on FPSO, by issuing a periodic report on maintenance activities. COMPANY shall verify the good performance of the maintenance activities specified in the report.

CONTRACTOR shall procure all the materials, items, consumables and support vessels/equipment required to carry out the inspection and maintenance activities.

CONTRACTOR shall maintain an inventory of spare and replacement parts and equipment, either on board the FPSO or at the onshore base, of sufficient type and quantity to ensure compliance with the uptime requirements specified in SECTION VI – Basis of Design.

CONTRACTOR undertakes that, apart from repairs following accidental damages or due to FORCE MAJEURE, under no circumstances the maintenance activities shall impose the disconnection of the tanker and the transfer to a dry dock.

CONTRACTOR shall perform all maintenance and repairs without causing the production train(s) aboard the FPSO to be shut-down, except for an annual credited period as “Maintenance Allowance”, established under SECTION II - CONDITIONS of CONTRACT”.

CONTRACTOR shall coordinate and liaise with COMPANY to minimise disruption to production in respect of such maintenance.

CONTRACTOR agrees to use all reasonable dispatch in order to complete necessary maintenance in the event the FPSO is required to be shut down from service and further agrees not to delay the FPSO’s return to service because the unused Maintenance Allowance exceeds the time required to perform such maintenance. The maintenance programme shall be optimised by ensuring the safety minimum requirements provided for in the specifications.

Any dry-docking, if required, shall be performed in accordance with the terms stated in SECTION II – CONDITIONS OF CONTRACT.

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2.6	Classification Surveys

All parts of the system shall be submitted to initial and periodic survey, according to the requirements of the appointed Classification Authority. The surveys shall be performed in situ, with the minimum interference with the production regularity, under the supervision of the Classification Authority Surveyor and the witness of the Company Representative.

CONTRACTOR shall carry out all the survey activities prescribed by the Classification Authority, including but not limited to:

—	survey during installation, start up and commissioning, to ascertain that the vessel comply with the stated requirements,

—	periodical surveys, including annual and five years surveys, consisting on the check, at different levels of detail, of all the critical items to ascertain their integrity and perfect functionality,

—	special survey, to be performed anywhere an anomaly or a damage occur, to prove that the integrity and safety of the installation is again ensured.

CONTRACTOR shall agree the surveys schedule, modes and extent with the Classification Authority; survey execution shall be noticed in advance to the Company for witness.

2.7	Personnel

CONTRACTOR represents and warrants that CONTRACTOR’s personnel shall be adequate to properly operate and maintain the FPSO and that all such personnel will be fully fit suitably skilled and experienced to properly perform the tasks assigned to them in a timely and efficient manner.

If the minimum operating crew requirements are not met COMPANY shall notify CONTRACTOR to remedy the default, in accordance with Section II - “CONDITIONS of CONTRACT”.

All CONTRACTOR’S key personnel, shall be fluent, able to speak, read and write competently the English language.

COMPANY shall have the right at any time to object to and to require CONTRACTOR in writing to remove forthwith at its own cost and expense any member of CONTRACTOR’S personnel who, in the opinion of COMPANY, is incompetent or negligent in the performance of his duties or guilty of misconduct or otherwise considered by COMPANY to be unsuitable. Any person so removed shall promptly be replaced by CONTRACTOR at its own cost and expense with a suitably skilled and competent substitute.

2.8	COMPANY’s Accommodation and Facilities on Board the FPSO

CONTRACTOR shall accommodate on board the vessel the permanent COMPANY’s complement plus a minimum of four visitors. Permanent complement shall be accommodated into single bed cabins, whereas single/double beds cabins shall be arranged for visitors.

2.8.1	Accommodation Facilities

CONTRACTOR shall provide cabin accommodations for 8 (double bed) + 4 (single bed) COMPANY personnel during Hookup and Commissioning and 5 + 6 during operations. All accommodation areas shall be air conditioned and heated. COMPANY’s accommodation’s shall comprise the following:

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—	COMPANY Representative: One (1) single bed cabin with integral day room, shower and toilet facilities. Cabin to be equipped with radio, colour television/DVD player with regular supply of movies and fridge.

—	DPR/Custom Representative: three (3) single bed to be equipped with radio, colour television/DVD player with regular supply of movies

—	Four (4) double bed cabins with integral shower/toilet.

Every cabin shall have all necessary bunks, mattresses, pillows, bed linen and towels and be equipped with a locker, wardrobe, desk and chair. The cabins shall be cleaned every day and the linen and towels changed as a minimum every other day.

CONTRACTOR shall also provide appropriately situated changing rooms with adequate lockable lockers for the storage of working clothes. Toilet and washing facilities shall be available inside the cabin or adjacent.

2.8.2	Meals

CONTRACTOR shall provide, prepare, cook and serve, up to four meals per day to COMPANY’s personnel, at designated and agreed meal times. All foodstuffs and consumables provided shall be of first class quality and freshness and shall be free from any contamination.

CONTRACTOR shall provide tea, coffee, soft drinks, cakes, biscuits etc., on a 24 hour basis.

2.8.3	Laundry

CONTRACTOR shall provide a laundry service for the COMPANY’s personnel within a 24 hour turn-around.

2.8.4	Office Facilities

CONTRACTOR shall provide offices for 8 COMPANY personnel during Hookup and Commissioning and offices for 5 during operations (1x1; 2x2 + 1 meeting room for 8) and be equipped with the appropriate desks, chairs, filing cabinets, internal telephone, etc.

The offices shall be fully equipped with good quality office furniture e.g.: desks, chairs, tables, filing cabinets etc., as required by COMPANY.

The offices shall be connected to the vessel’s internal telephone system and be able to communicate with the bridge and all remote work stations. The offices shall be equipped with one personal computer, IBM compatible with relevant peripherals including printer and software. The PC shall be capable of Internet connection.

CONTRACTOR shall make available one A1 size drawing board and the use of a photocopier capable of producing good quality A3 and A4 copies, together with a supply of consumables.

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2.8.5	Communications

CONTRACTOR shall provide access to Satellite and HF/MF/VHF Marine Radio Telephone, and Facsimile (A4 page size), VHF Marine Radio facilities and qualified operator on a 24 hour basis for use by COMPANY personnel. These facilities may be provided from the vessel’s standard radio equipment.

CONTRACTOR shall provide the following fully equipped and commissioned radio facilities in COMPANY’s office, on the FPSO:

—	Multi-channel VHF Marine Band Radio.

—	Secure satellite telephone and facsimile link through Vessel satellite system. System should be controlled by CONTRACTOR.

—	Four complete portable VHF Marine Band multi-channel radios, Motorola type or equivalent, provided with sufficient batteries and battery chargers to maintain four portable radios in constant use.

COMPANY shall be allowed 24 hour access to the on board facilities for the transmittal and receipt of telexes.

3.0	QUALITY ASSURANCE

FSPO Operation Quality Management Plan: OMF-BGF-QMP-QA-PL-0001.

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4.0	INTERFACES AND RESPONSIBILITIES

4.1	General

The purpose of this subsection is to give the CONTRACTOR an overview of the envisaged interfaces of the WORK to allow the full consideration of all impacts direct and indirect, on the CONTRACTOR’S scope of work.

Interfaces shall, unless otherwise directed by the COMPANY, be similar to those specified for the original Oyo Field Development Project. The work of other contractors will be coordinated by the COMPANY to achieve an integrated design and minimize the effect of interfaces.

CONTRACTOR shall clearly identify all the interfaces between the WORK and the work of other contractors and shall co-operate with COMPANY, other contractors, government department and other related third parties to achieve continuity of all systems forming part of the Oyo Field.

The CONTRACTOR shall develop and put into operation a management interface procedure to co-ordinate those activities within its complete control and those activities which interface and/or impinge upon the WORK.

CONTRACTOR shall be responsible for all interfaces with other parties’ work and his responsibilities will include, but not be limited to, the following:

—	Give notice, provide attendance and execute any work in connection with the other parties.

—	Release all drawings and technical documentation which are critical for interfaces with other contractor’s work.

—	To the maximum extent possible, to give other contractors unhindered access and working space and organise and progress his own operations to suit and harmonise with the scope of their work.

—	To give information to COMPANY of any impacts that other contractor’s activities may have on CONTRACTOR’s Scope of Work, programmes etc.

—	To give information to COMPANY of any impacts that the work may have on requirements for government permits, authorisations and review and comments.

For reference only, a list of envisaged interfaces is reported below.

4.2	Matrix of Interfaces

The following matrix illustrates the responsibility limits of the CONTRACTORS for Oyo Expansion Project.

The matrix allocates the responsibilities of different CONTRACTORS only for those items that are identified as interface activities or components. The responsibilities assigned to each contractor in the area of its competence are identified in the relevant SCOPE OF WORK documents.

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The matrix contains the following information elements:

a) Interface Item

Description of the system interface or activity.

b) CONTRACTOR Responsibility

The responsibilities and deliverables for contractors and COMPANY are detailed for each Interface Item. It is emphasized that the listed responsibilities and deliverables are minimum requirements and that the generated deliverable must be presented to all of the interfacing contractors in a timely and efficient manner and properly documented.

The contractors are identified as follows:

DRILLING:	Drilling and completion of wells, installation of PGBs and trees, subsea tie-ins.

FPSO:	Provision and operation of Oyo FPSO FLEXIBLE: Design and manufacture of flexible system

SUBSEA:	EPC of, trees, umbilicals and subsea control system.

INSTALLATION:	Installation of FLEXIBLE and SUBSEA Scope

The following interface items have been identified:

Item	Category	Sub-category
1	GENERAL	Field Architecture, Flow assurance and Operation Strategy, Installation Hazid/Hazop, Operation Hazid/Hazop, Risk Assessment, Operating Philosophies and Procedures

2	RISER	Tieback to Oyo FPSO

3	UMBILICAL	Installation of Umbilicals and Flying Leads

4	FLOWLINE	Subsea Tie-ins

5	ROV	ROV Tooling

6	WORKOVER SYSTEM AND TREE INSTALLATION

7	DHPTT

8	SUBSEA CONTROL SYSTEM

9	COMMISSIONING

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INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
1) GENERAL 1.1) Field Architecture	Design MODU mooring patterns and mooring overall layout. Cooperate with and provide information to FLOWLINE, FPSO, SUBSEA, and INSTALLATION Contractors.

Cooperate with and provide information to DRILLING, FLOWLINE, INSTALLATION and SUBSEA contractors.

Determine minimum exclusion zones around FPSO and safe approach paths required for export tanker berthing, considering FPSO rotation.

Design FPSO mooring pattern and mooring overall layout.

Co-operate with and provide information to DRILLING, FPSO, FLOWLINE and SUBSEA Contractors.

Design flowline-riser and umbilical detailed routing.

Provide umbilicals routing data to SUBSEA for detailed length definition.

Determine the final lengths of the static sections only of the umbilicals (from TDP of the Main umbilical to the SDU and wells).

Design flexible configuration Cooperate with and provide information to DRILLING, FPSO, INSTALLATION and SUBSEA Contractors.

Design umbilical configuration (dynamic section)

Cooperate with and provide information to DRILLING, FPSO and FLOWLINE Contractors.

Determine the final configuration of the main umbilical riser.

Determine the final length of main umbilical dynamic section (from the FPSO riser porch hang-off point to the TDP)

Determine general field architecture. Provide geophysical and geotechnical data. Coordinate DRILLING, FPSO, FLOWLINE, SUBSEA, and INSTALLATION Contractors for design flowline and umbilical routings.

1) GENERAL 1.2) Flow Assurance and Operation Strategy

Provide input to FLOWLINES for the flo assurance analysis (slug catcher, separator pressures, etc.)

Incorporate into the topsides design and start-up procedures and operating manuals the requirements from:

- flow assurance

- wax management

				Incorporate into the design the requirements from: - flow assurance - wax management - hydrate management - operation strategy - chemical injection	Incorporate into the design the requirements from: - flow assurance - wax management - hydrate management - operation strategy - chemical injection	Provide input to FLOWLINE for flow assurance analysis Review flow assurance analysis Define: - hydrate management - wax management - operation strategy (including pigging)

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INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
- hydrate management - operation strategy - chemical injection

- chemical injection

Provide input to FLOWLINE for the flow-assurance analysis (slug catcher, separator pressures, etc.)

Incorporate into the topsides design and start-up procedures and operating manuals the requirements from:

- flow assurance

- wax management

- hydrate management

- operation strategy

- chemical injection

1) GENERAL 1.3) Installation HAZID/HAZOP	Perform HAZID / HAZOP activities for drilling/installation activities. Cooperate with FLOWLINE to HAZID/HAZOP activities. Incorporate the results of the installation HAZID / HAZOP.	Participate in HAZID HAZOP for FLOWLINE, SUBSEA, and mooring installation activities. Incorporate the results of the installation HAZID HAZOP.	Incorporate the results of the installation HAZID /HAZOP.	Perform HAZID / HAZOP activities for FLOWLINE installation activities.	Cooperate with FLOWLINE & UMBILICAL and DRILLING to HAZID / HAZOP activities. Incorporate the results of the installation HAZID / HAZOP.	Participate and review HAZID / HAZOP activities.

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INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
1) GENERAL 1.4) Operation HAZID / HAZOP	Cooperate with FPSO to perform HAZID / HAZOP. Incorporate results in design.	Perform Operation HAZID /HAZOP. Incorporate results into design.		Cooperate with FPSO to perform HAZID/ HAZOP. Incorporate results in design.	Cooperate with FPSO to perform HAZID/ HAZOP. Incorporate results in design.	Participate and review HAZID/ HAZOP carried out by FPSO.

1) GENERAL 1.5) Risk Assessment	Participate in Risk Assessments activities. Incorporate the results of all risk assessments.	Participate in Risk Assessments activities. Incorporate the results of all risk assessments.	Participate in Risk Assessments activities. Incorporate the results of all risk assessments.	Participate in Risk Assessments activities. Incorporate the results of all risk assessments.	Participate in Risk Assessments activities. Incorporate the results of all risk assessments.	Perform Risk Assessments activities.

1) GENERAL 1.6) Operating Philosophies and Procedures		Develop global operating and maintenance procedures including start-up and shutdown and restart.

Provide input to FPSO Contractor for the update of global operating and maintenance procedures including start-up and shutdown and restart.

Review operating and maintenance procedures and manuals, including start-up and shutdown, and restart for SUBSEA, FLOWLINE and topsides systems.

Incorporate into design.

Provide input to FPSO Contractor for the development of global operating and maintenance procedures including start-up and shutdown and restart

Review operating and maintenance procedures and manuals, including start-up and shutdown, and restart for SUBSEA, FLOWLINE and topsides systems.

Incorporate into design.

Define operating philosophy.

Review operating and maintenance procedures and manuals, including start-up and shutdown, for SUBSEA, FLOWLINE and topsides systems.

Review and Update current global operating and maintenance procedures and manuals, including start-up and shutdown, restart for SUBSEA, FLOWLINE and FPSO systems.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	90 of 101

INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
2) RISER 2.1) Tie-back to FPSO

Provide, install and connect temporary equipment c/w winches, rigging and installation aides on FPSO.

Engineer, procure, construct, install and hook-up tie-back equipment as per Table B.

Account for loads and load margin in FPSO hull/mooring design.

Provide FPSO motion data to FLOWLINE.

Provide space for temporary equipment provided by FLOWLINE. Coordinate with FLOWLINE installation of temporary equipment.

Remove installation aides and temporary equipment and reinstate / repair affected areas.

Review installation procedure and requirements issued by FLOWLINE and verify the design of existing support structures.

Engineer, procure, construct, install and hook-up tie-back equipment as per Table B.

Provide data to FPSO for design of riser receptacles and review FPSO design

Develop installation and precommissioning procedure.

Perform riser installation and hang-off.

Test system from top of riser through flowline connector to PGB or temporary sled (optional).

Perform pre-commissioning of the flowline system with the assistance of FPSO

Calculate and document operating and installation hang-off loads and provide to FPSO.

Provide data to FPSO for design of riser receptacles and review FPSO design

Design, fabricate, and install any test blinds as required for testing of risers and flowlines.

Provide pulling heads for risers.

Prepare the installation and commissioning plan. Review the installation and commissioning procedure. Supervise commissioning of the flowline system.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	91 of 101

INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
3) UMBILICAL 3.1) Installation of Umbilicals and Flying Leads	Perform subsea umbilical tie-ins of wells, as per Table D (optional). Develop relevant installation and testing procedures (optional)

Engineer, procure, construct, install and hook-up equipment as per Tables A and D.

Account for loads and load margin in FPSO hull/mooring design.

Provide FPSO motion data to SUBSEA.

Review installation procedure and requirements issued by FLOWLINE, SUBSEA, and INSTALLATION.

Provide space for temporary equipment provided by FLOWLINE and/or INSTALLATION.

Coordinate installation of temporary equipment with FLOWLINE and/or INSTALLATION.

Verify actual design against the interference results from FLOWLINE

Identify locations for TUTU and provide bulk-heads to connect TUTU with the umbilical pig tails

Engineer, procure, construct, install and hook-up equipment as per Tables A and D.

Provide installation engineering support to SUBSEA for umbilical and flying leads design.

Incorporate the installation requirements and develop the installation and subsea tie-in procedures.

Review load out procedures developed by SUBSEA.

Assist, witness load out testing and receive the umbilical system

Perform umbilical transportation from manufacturing yard to the offshore site.

Install and test all umbilical sections and SDU.*

Install, connect and test all flying leads.

Perform post-installation tests with the assistance of SUBSEA.

Perform precommissioning of the umbilical system with the assistance of SUBSEA

Perform interference analysis with risers and moorings. Provide results to SUBSEA and FPSO.

Perform detailed design of dynamic umbilical, included hang-off configuration.

Incorporate into design the interference results from FLOWLINE

Develop the installation requirements and provide them to FLOWLINE

Develop the load out requirements and provide them to FLOWLINE

Develop the installation requirements for flying leads and provide them to FLOWLINE and DRILLING.

Calculate and document operating and installation hang-off loads and provide them to FPSO.

Perform the load-out of umbilical onto FLOWLINE installation vessel.

Perform loadout testing and handover the umbilical system to FLOWLINE

Provide assistance and temporary equipment during installation works, hang-off, testing and commissioning.

Develop the pre-commissioning procedures.

Provide to FPSO information about the pig-tail lengths.

Coordinate the activities of SUBSEA personnel during installation, test and commissioning phases.

Review load out procedures developed by SUBSEA.

Review the pre-commissioning procedures.

Supervise the installation pre-commissioning activities.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	92 of 101

INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
4) FLOWLINE 4.1) Subsea Tie-ins

Engineer, procure, construct, install and hook-up tie-in equipment as per Table C.

Develop tie-in and testing procedures with assistance of SUBSEA.

Engineer and procure all equipment, rigging, installation aids and temporary sleds (optional).

Tie-in all gooseneck (if any) connections to all xtree (or PGB if any) and testing with FPSO support.

Provide information to SUBSEA on loads transferred to connector and xtree (or PGB if any) by the flowline Coordinate gooseneck (if any) design with SUBSEA and incorporate tie-in requirements.

Engineer, procure, construct, install and hook-up tie-in equipment as per Table C.

Coordinate connector design with FLOWLINE and provide with tie-in requirements to FLOWLINE.

Supply connectors to FLOWLINE for integration into each flowline terminations or gooseneck (if any).

Provide tools for actuating the mechanical connectors and supply to FLOWLINE and DRILLING.

Provide assistance to FLOWLINE during tie-in operations.

Provide to FLOWLINE all technical information, calculations or analyses relevant to xtree (or PGB if any) hub position.

Assembly connector onto each gooseneck (if any).

Supervise tie-in operations. Provide assistance to FLOWLINE during testing.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	93 of 101

INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
5) ROV 5.1) ROV Tooling	Provide ROV features for interface with ROV tooling. Equip the ROV spread with the tooling provided by COMPANY.		Provide ROV features for interface with ROV tooling. Equip the ROV spread with the tooling provided by COMPANY.		Incorporate COMPANY owned ROV tools features for subsea equipment ROV interface design.	Provide information and requirements of the existing COMPANY owned ROV Tooling to SUBSEA Provide ROV tooling to FLOWLINE and DRILLING.

6) WORKOVER SYSTEM AND TREE INSTALLATION

Provide information and requirements about the MODU interfaces with Workover system.

Provide MODU and marine riser motion data to SUBSEA.

Design and carry out required modification to MODU layout and handling system to install the workover system.

Design and carry out interface modification to install the Workover Equipment.

Provide assistance to SUBSEA during installation, operation and removal of the Workover system.

Incorporate information and interface requirements from DRILLING in Tree and PGB (if any), and workover system design

Develop system installation and operation procedures

Install Workover system components on the MODU, operate it and remove it.

Lead installation and test of tree system.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	94 of 101

INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
7) DHPTT	Provide assistance to COMPANY/SUBSEA for DHPTT installation.				Engineer, procure, construct, install and hook-up DHPTT equipment as per table E. Incorporate into design information provided by COMPANY	Engineer, procure, install and hook-up DHPTT equipment as per table E. Provide information to SUBSEA.

8) SUBSEA CONTROL SYSTEM

Install, hook-up and pre-commission topsides equipment provided by SUBSEA (excluding wiring and tubing hook-up to the SCS side).

Engineer, procure, construct and install all hook-up materials (i.e. cabling, tubing, junction boxes, trays, etc).

Incorporate into design all interfaces with subsea equipment.

Develop overall cause and effect diagrams with SUBSEA support.

Incorporate into design all requirements for SCS equipment.

Provide to SUBSEA the list of hardwired i/o and serial links with SCS.

Provide suitable space, support for SUBSEA topsides equipment.

Include the SUBSEA topside equipment requirements into the F&G and fire fighting systems design.

Provide support to FPSO for the development of cause and effect diagrams.

Provide to FPSO requirements for equipment located in the Control Rooms and Instrument / Electrical buildings.

Provide to FPSO requirements for SCS equipment. including remote emergency shutdown system.

Incorporate into design all interfaces with FPSO control system.

Include into design the FPSO requirement on ESD system.

Provide to FPSO the list of hardwired i/o and serial links to FPSO DCS/ESD systems.

Perform final wiring and tubing hook-up to SCS topsides equipment.

Include into design requirements from FPSO hazardous area classification.

Provide to FPSO handling, installation and maintenance manuals.

Provide technical support to FPSO during installation and hook-up

Provide overall control philosophy to FPSO and SUBSEA.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	95 of 101

INTERFACE ITEM	RESPONSIBILITY (including but not limited to)
	DRILLING	FPSO	INSTALLATION	FLOWLINE	SUBSEA	COMPANY
9) COMMISSIONING	Provide assistance to COMPANY for commissioning of SUBSEA equipment.

Provide priority access to work areas for FLOWLINE personnel and equipment, as required for FLOWLINE to perform the required connections to the FPSO.

Provide other support assistance (e.g. cranes, rigging) to FLOWLINE, as required

Hook-up and commission all components procured and/or fabricated by FPSO.

Provide assistance to FLOWLINE and COMPANY to commission components interconnecting with the FPSO.

Develop start-up procedures.

Cooperate with COMPANY to start-up the field.

			Hook-up and pre-commission the flowline system. Provide assistance to COMPANY to commission the subsea system (if required). Provide assistance to COMPANY for the start-up of the field (if required).		Provide assistance to COMPANY for commission of wells and SUBSEA equipment (on reimbursable basis). Provide assistance to COMPANY for the start-up of the field (on a reimbursable basis).	Lead commissioning of the overall subsea production system. Commission wells. Develop wells start-up procedures. Lead the start-up of the field.

10) FPSO 10.1) Vessel Mooring		Provide mooring lines and anchor system.	Install mooring lines and anchor system.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	96 of 101

4.3	Responsibility Tables

The following tables summarise the responsibilities of the contractors for all critical interface areas.

C	Issued for Internal Review	GBB			28 Jan 14
B	Issued for Internal Review	GBB			27 Jan 14
A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

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Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	97 of 101

Table A: Subsea Control Umbilical – FPSO Battery Limits

No.	Item	E	P	C	I	H/C
1	TOPSIDES CABLING (POWER AND COMMUNICATIONS)	V	V	V	V	V
2	TOPSIDES PIPING (INSTRUMENTS)	V	V	V	V	V
3	TUTU	S	S	S	V	V
4	UMBILICAL	S	S	S	IC	V
5	UMBILICAL HANG-OFF ASSEMBLY	S	S	S	IC	—
6	HANG-OFF BEAM	V	V	V	V	—
7	HANG-OFF STRUCTURAL SUPPORT			V
8	BEND STIFFENER	S	S	S	IC	—
9	BUOYANCY MODULES	S	S	S	IC	—
Legend:
V S F D Co IC	FPSO Vessel Contractor Subsea Contractor Flowline Contractor Drilling Contractor Company Installation Contractor	E P C I H/C	Engineering Procurement Construction/Fabrication Installation Hook-up & Commissioning

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	98 of 101

Table B: Flexible Risers – FPSO Battery Limits

No.	ITEM	E	P	C	I	H/C
1	TOPSIDES PIPING	V	V	V	V	V
2	TOPSIDE TIE-IN SPOOL	V	V	V	IC	V
3	RISER END FITTING	F	F	F	IC	—
4	HANG OFF ASSEMBLY	F	F	F	IC	—
5	HANG OFF STRUCTURAL SUPPORT	V	V	V	V	—
6	BEND STIFFENER	F	F	F	IC	—
7	HANG-OFF BEAM	V	V	V	V	—
8	FLEXIBLE RISER	F	F	F	IC	V
Legend:
V S F D Co IC	FPSO Vessel Contractor Subsea Contractor Flowline Contractor Drilling Contractor Company Installation Contractor	E P C I H/C	Engineering Procurement Construction/Fabrication Installation Hook-up & Commissioning

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	99 of 101

Table C: Flexible Flowlines – Xtree or PGB (if any) Battery Limits –

No.	ITEM	E	P	C	I	H/C
1	ELECTRICAL FLYING LEAD	S	S	S	IC	V

2	HYDRAULIC FLYING LEAD	S	S	S	IC	V

3	UMBILICAL IUTA	S	S	S	IC	V

4	TEMPORARY SLED	S	S	S	IC	—

5	SUBSEA XMT	S	S	S	D	D

6	VCM W/GOOSENECK&FLANGE	S	S	S	IC	—

7	FLEXIBLE SUBSEA END FITTING	F	F	F	IC	—

8	FLEXIBLE BENDING RESTRICTORS	F	F	F	IC	—

9	FLEXIBLE ANODES	F	F	F	IC	—

10	UMBILICAL BENDING RESTRICTORS	S	S	S	IC	—

Legend:
V S F D Co IC	FPSO Vessel Contractor Subsea Contractor Flowline Contractor Drilling Contractor Company Installation Contractor	E P C I H	Engineering Procurement Construction/Fabrication Installation Hook-up & Commissioning

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	100 of 101

Table D: DHPTT – Tree Battery Limits

No.	ITEM	E	P	C	I	H
1	DHPTT	Co	Co	Co	Co	Co
2	DHPTT CABLE AND CLAMPS	Co	Co	Co	Co	Co
3	GLAND	S	S	S	S	S
4	CABLE INSIDE THE TUBING HANGER	Co	S	S	S	S
5	PENETRATOR - DRILLING TO PROVIDE ROV FOR FINAL HUC	S	S	S	S	D
6	JUMPER(HARNESS)	S	S	S	S	S
7	POD	S	S	S	S	S
8	INTERFACE CARD	Co	Co	Co	S	Co
9	TUBING PUP JOINT AND CROSSOVER REQUIRED WILL BE PROVIDED BY COMPANY. A-K TH PIN 5- 1⁄2” VAM TOP 23 LB-FT X (TBD PIN)	Co	Co	D	D	D
10	TUBING HANGER	S	S	S	D	D
Legend:
V S F D Co	FPSO Vessel Contractor Subsea Contractor Flowline Contractor Drilling Contractor Company	E P C I H	Engineering Procurement Construction/Fabrication Installation Hook-up & Commissioning

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent

Date	Doc. N°.	Page
28 Jan 2014	OYO2-FPSO-SOW-0001	101 of 101

5.0	HEALTH, SAFETY AND ENVIRONMENT (HSE)

(Note: This Section to be deleted provided there is an approved HSE plan covering the Operations phase. Need Reference.)

APPENDIX 1 – FPSO Action Tracking Register

A	Issued for Internal Review	GBB			23 Jan 14
Rev	REASON FOR ISSUE	Prepared	VERIFIED	APPROVED	Date

This document is property of Allied Energy. It shall neither be shown to Third Parties nor used for purposes other than those for which it has been sent